UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

CHECK THE APPROPRIATE BOX:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under §240.14a-12
ImmunityBio, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

To our Stockholders:
We are pleased to invite you to attend the 2023 annual meeting of stockholders (the Annual Meeting) of ImmunityBio, Inc. to be held on Tuesday, June 13, 2023 at 9:30 a.m. Pacific Time, or at any adjournment or postponement thereof. The Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote your shares via Internet Webcast at virtualshareholdermeeting.com/IBRX2023 by entering the 16-digit control number (Control Number) included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials. Questions will need to be submitted prior to the Annual Meeting. To submit questions, please visit proxyvote.com with your 16 digit Control Number. You will not be able to attend the Annual Meeting in person.
We have elected to provide access to our proxy materials over the Internet under the United States Securities and Exchange Commission’s (SEC) “notice and access” rules. We believe these rules allow us to provide you with the information you need while reducing our delivery costs and the environmental impact of the Annual Meeting. The board of directors (Board) has fixed the close of business on April 17, 2023 as the record date (Record Date) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. Our Notice of Internet Availability of Proxy Materials was first sent or given on April 28, 2023 to all stockholders as of the Record Date.
Your vote is important. Whether or not you expect to attend the Annual Meeting via Internet Webcast, please vote at your earliest convenience. You may vote over the Internet, by telephone or, if you request to receive printed proxy materials, by mailing a proxy or voting instruction form. You may also vote your shares during the Annual Meeting. Submitting your proxy in advance of the Annual Meeting will not prevent you from voting your shares at the Annual Meeting, as your proxy is revocable at your option as described in the proxy statement accompanying this notice. Please review the instructions regarding each of your voting options described in the proxy statement, as well as in the Notice of Internet Availability of Proxy Materials or proxy card you received by mail.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (Annual Report) are available to view and download at proxyvote.com.
Thank you for your ongoing support of, and continued interest in, ImmunityBio, Inc.

Sincerely,

Richard Adcock
Chief Executive Officer and President

April 28, 2023
ImmunityBio, Inc.
3530 John Hopkins Court San Diego, CA 92121
Office: +1-844-696-5235 Email: info@ImmunityBio.com

Notice of Annual Meeting of Stockholders

Date and Time:	Tuesday, June 13, 2023 at 9:30 a.m. Pacific Time.

Internet Availability of Proxy Materials:
Under rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report by providing access to such documents on the Internet instead of mailing printed copies. Most of you will not receive printed copies of the proxy materials unless you request them. Instead, the Notice of Internet Availability of Proxy Materials, which was mailed to most of you, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you would like to receive printed copies of our proxy materials by mail, please follow the instructions in the Notice of Internet Availability of Proxy Materials for requesting such materials. If you request printed copies of the proxy materials by mail, the materials you receive will include the proxy card or voting instruction form for the Annual Meeting. A copy of our proxy statement and our Annual Report are also posted on proxyvote.com, and are available from the SEC on its website at sec.gov.

Webcast Address:	virtualshareholdermeeting.com/IBRX2023

Items of Business:
1.To elect nine directors from the nominees named in the accompanying proxy statement to serve until our 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal.
2.To ratify the selection of Ernst & Young LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
3.To transact other business that may properly come before the Annual Meeting.

Record Date:
Only stockholders of record of our common stock as of the close of business on Monday, April 17, 2023, are entitled to receive notice of, and vote at the Annual Meeting and any continuation, postponement, or adjournment thereof.

Meeting Admission:
You are invited to attend the Annual Meeting via Internet Webcast if you are a stockholder of record or a beneficial owner of shares of our common stock, in each case, as of April 17, 2023. You will be able to attend the Annual Meeting via Internet Webcast at virtualshareholdermeeting.com/IBRX2023 by entering the 16-digit Control Number included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.

By Order of the Board of Directors,

Jason Liljestrom
Corporate Secretary
San Diego, California
April 28, 2023

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PROXY STATEMENT
As a smaller reporting company for the fiscal year ended December 31, 2022, ImmunityBio is electing to comply with the scaled disclosure requirements applicable to smaller reporting companies pursuant to SEC rules for many of the items that are incorporated by reference into Part III of its Annual Report on Form 10-K. These scaled disclosure requirements include reduced disclosure about the company’s executive compensation arrangements. Please note that certain of the executive compensation disclosure required to be described for a smaller reporting company is presented in tabular form for ease.
The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.
Questions and Answers about the Proxy Materials and Annual Meeting
Why am I receiving these materials?
This proxy statement and the enclosed form of proxy are posted in connection with the solicitation of proxies by the Board for use at the 2023 Annual Meeting of Stockholders of ImmunityBio, Inc., a Delaware corporation, and any postponements or adjournments thereof. The Annual Meeting will be held on Tuesday, June 13, 2023 at 9:30 a.m. Pacific Time, via Internet Webcast.
Stockholders are invited to attend the Annual Meeting via Internet Webcast and are requested to vote on the items of business described in this proxy statement. A copy of this proxy statement and our 2022 Annual Report are posted on proxyvote.com, and are also available from the SEC on its website at sec.gov.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting your proxy card or, if available, voting by telephone or the Internet. We have designated each of Richard Adcock, our Chief Executive Officer and President, Jason Liljestrom, our General Counsel and Corporate Secretary, and David Sachs, our Chief Financial Officer, to serve as proxies for the Annual Meeting.
What am I voting on?
You are being asked to vote on two proposals:
•the election of nine directors from the nominees named in this proxy statement to serve until our 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal; and
•the ratification of the selection of Ernst & Young LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
What if other matters are properly brought before the Annual Meeting?
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment. If, for any reason, a director nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by the Board.
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How does the Board recommend that I vote?
The Board recommends that you vote your shares:
•“FOR” the election of each of the nine nominees for director named in this proxy statement; and
•“FOR” the ratification of the selection of Ernst & Young LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Who may vote at the Annual Meeting?
Only stockholders of record as of the close of business as of the Record Date on April 17, 2023 are entitled to vote at the Annual Meeting. As of the Record Date, there were 435,923,104 shares of our common stock outstanding, held by 99 holders of record.
You are invited to attend the Annual Meeting and vote your shares via Internet Webcast at virtualshareholdermeeting.com/IBRX2023 by entering the 16-digit Control Number included in our Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you have the right to grant your proxy directly to the individuals listed on the proxy card or to vote via Internet Webcast.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date for the Annual Meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials will be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides or vote via Internet Webcast.
How can I vote my shares?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in one of the following ways:
•You may vote during the Annual Meeting live via the Internet. If you plan to attend the Annual Meeting via Internet Webcast, you may vote your shares via Internet Webcast at virtualshareholdermeeting.com/IBRX2023 by entering the 16-digit Control Number found in your proxy materials.
•You may vote by mail. Complete, sign and date your proxy card and return it promptly in the postage-prepaid envelope provided (if you requested and received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the Annual Meeting.
•You may vote by telephone. To vote over the telephone, dial toll-free 800-690-6903 and follow the recorded instructions. You will be asked to provide the 16-digit Control Number found in your proxy materials. Telephone voting is available 24 hours a day, 7 days a week. Please note that telephone voting closes at 11:59 p.m. Eastern Time on June 12, 2023.
•You may vote via the Internet. To vote via the Internet, go to proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16 digit Control Number found in your proxy materials. Internet voting is available 24 hours a day, 7 days a week. Please note that Internet voting closes at 11:59 p.m. Eastern Time on June 12, 2023.
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Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction form, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. You may also vote your shares via Internet Webcast at virtualshareholdermeeting.com/IBRX2023 by entering the 16-digit Control Number found in your proxy materials.
Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:
•entering a new vote via the Internet or by telephone (until the applicable deadline for each method as set forth above);
•returning a new proxy card bearing a later date (which automatically revokes the earlier proxy);
•providing a written notice of revocation to ImmunityBio, Inc., Attention: Corporate Secretary, 3530 John Hopkins Court, San Diego, California 92121 that is received before the polls close for voting at the Annual Meeting or any adjournment or postponement thereof; or
•attending the Annual Meeting and submitting your vote live via the Internet prior to the closing of the polls (which would automatically revoke the previously submitted proxy). If you are a stockholder of record, you cannot change your vote in advance of the Annual Meeting using the Internet or telephone voting methods after 11:59 p.m. Eastern Time on June 12, 2023.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner of your shares, you may change your vote by timely submitting new voting instructions to your broker, bank or other nominee (which would revoke your earlier instructions), or by attending the Annual Meeting and submitting your vote live via the Internet prior to the closing of the polls (which would revoke the previously submitted instructions). Beneficial owners of shares should follow the voting instructions provided by their broker, bank or other nominee.
Attending the Annual Meeting will not, in itself, cause your previously granted proxy or previously submitted voting instructions to be revoked. You must submit a new vote during the Annual Meeting prior to the closing of the polls in order to do so.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of the Board. The persons named in the proxy, Richard Adcock, Jason Liljestrom, and David Sachs, have been designated as proxies for the Annual Meeting by the Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of the Board as described above and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.
How many votes do I have?
For the election of directors, each stockholder is entitled to cast one vote for each director nominee for each share of the company’s common stock held by them as of the Record Date. Cumulative voting is not permitted for the election of directors. On the other matter to be voted upon, each stockholder is entitled to one vote for each share of the company’s common stock held by them as of the Record Date.
What is the quorum requirement for the Annual Meeting?
A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. Holders of a majority of the voting power of the company’s outstanding common stock entitled to vote at the Annual Meeting must be present live via the Internet or represented by proxy to hold and transact business at the Annual Meeting. On the Record Date, there were 435,923,104 shares outstanding and entitled to vote. Thus, the holders of at least 217,961,552 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chair of the meeting or the holders of a majority of the voting power present live via the Internet or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting may adjourn the meeting to another date.
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What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the meeting. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be routine, but not with respect to non-routine matters. In the event that a broker votes shares on the routine matters but does not vote shares on the non-routine matters, those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
What matters are considered “routine” and “non-routine”?
The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2) is considered routine under applicable federal securities rules. The election of directors (Proposal 1) is considered non-routine under applicable rules.
What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record cause abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present live via the Internet or represented by proxy and entitled to vote at the Annual Meeting, including Proposal 2. However, because the outcome of Proposal 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.
Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast on a non-routine proposal. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any non-routine proposal.
What is the voting requirement to approve each of the proposals?
Proposal 1: Election of Directors. The election of directors requires a plurality of the voting power of shares present live via the Internet or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the nine nominees for director receiving the highest number of “FOR” votes will be elected as directors. You may vote (i) “FOR” each director or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will have no impact on the outcome of this proposal but will count towards the quorum requirement for the Annual Meeting.
Proposal 2: Ratification of Selection of Ernst & Young LLP. The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the shares present live via the Internet or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal.
Dr. Patrick Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer, and his affiliates owned, in the aggregate, approximately 74.2% of the company’s outstanding common stock as of the Record Date and has advised us that he intends to vote (1) “FOR” the election of each of the nine nominees for director named in this proxy statement; and (2) “FOR” the ratification of the selection of Ernst & Young LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
What is the interest of the company’s executive officers and directors in the proposals being voted upon?
None of our executive officers or directors or their associates has any substantial interest in any matter to be acted upon, other than our directors, with respect to the election to office of the directors so nominated.
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What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a signed proxy but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each of the nine nominees for director named in this proxy statement; and
•“FOR” the ratification of the selection of Ernst & Young LLP as ImmunityBio’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter – Proposal 2 to ratify the selection of Ernst & Young LLP. Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal 1 relating to the election of directors.
How can I contact ImmunityBio’s transfer agent?
You may contact our transfer agent by writing to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. You may also contact our transfer agent via email at help@astfinancial.com or by telephone at 800-937-5449.
How can I attend the virtual Annual Meeting?
We will host the Annual Meeting online. You will not be able to attend the Annual Meeting in person. A summary of the information you need in order to attend the Annual Meeting online is provided below:
•Any stockholder can attend the Annual Meeting by visiting virtualshareholdermeeting.com/IBRX2023.
•The Annual Meeting starts at 9:30 a.m. Pacific Time on Tuesday, June 13, 2023.
•We encourage you to access the Annual Meeting online prior to its start time.
•Stockholders may vote electronically online while attending the Annual Meeting.
•Please have the Control Number we have provided you to join the Annual Meeting.
•Instructions on how to attend and participate at the Annual Meeting are available at virtualshareholdermeeting.com/IBRX2023.
•If a stockholder wishes to ask a question of directors and/or members of management in attendance at the Annual Meeting, please note that such questions must be submitted in advance of the Annual Meeting. You may submit your question at proxyvote.com on or before 5:00 p.m. Pacific Time, June 9, 2023 by clicking on the “Submit a Question to Management” button. You will need your 16-digit Control Number to access the website to submit your question.
•Stockholders may vote during the Annual Meeting Internet Webcast at virtualshareholdermeeting.com/IBRX2023.
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Who will count the votes?
A representative of Broadridge Investor Communications, Inc. will tabulate the votes and act as inspector of election.
What happens if the Annual Meeting is adjourned or postponed?
Your proxy will still be effective and will be voted at the rescheduled or adjourned Annual Meeting. You will still be able to change or revoke your proxy until the rescheduled or adjourned Annual Meeting.
Who is paying for the costs of this proxy solicitation?
Your proxy is being solicited by and on behalf of the Board. The expense of preparing, printing and providing this proxy solicitation will borne by the company. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies. Certain directors, officers, representatives and employees of the company may solicit proxies by telephone and personal interview. Such individuals will not receive any additional compensation from the company for solicitation of proxies, but may be reimbursed by the company for reasonable out-of-pocket expenses in connection with such solicitation. In accordance with the regulations of the SEC, banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the company, as necessary, for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of common stock.
Copies of the proxy materials will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.
If you choose to access the proxy materials and/or vote via the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
How can I find the results of the Annual Meeting?
Preliminary results will be announced at the Annual Meeting. Final results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.
When are stockholder proposals due for next year’s annual meeting?
See “Other Matters—Stockholder Proposals for the 2024 Annual Meeting” in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for the 2024 annual meeting.
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Proposal 1 – Election of Directors

Election of Directors
The Board is currently composed of nine directors. At the Annual Meeting, nine directors will be elected to the Board by holders of the company’s common stock to serve for a one year term expiring at the 2024 annual meeting of stockholders. Each director’s term continues until the election and qualification of his or her successor, or until his or her earlier retirement, resignation, disqualification, removal, or death.

Nominees for Director

				Committee Composition
Name	Independent	Age	Board Tenure (in Years)	Audit	Compensation	Nominating and Corporate Governance	Related Party Transaction	Special

Patrick Soon-Shiong, M.D., FRCS (C), FACS		70	8			C
Cheryl L. Cohen (1)	✓	57	3	M		M		M
Richard Adcock		54	2
Michael D. Blaszyk	✓	70	7	C	M			C
John Owen Brennan	✓	67	2			M	C
Wesley Clark	✓	78	2			M	M
Linda Maxwell, M.D., M.B.A., FRCSC	✓	49	2	M	C		M
Christobel Selecky	✓	68	2	M	M
Barry J. Simon, M.D.		58	16
_______________
(1)In March 2023, the Board, upon the recommendation of the Nominating and Corporate Governance Committee (the Governance Committee), appointed Ms. Cohen as the company’s Lead Independent Director to serve at the discretion of the Board. See “Corporate Governance—Board Leadership Structure.”
“C” indicates Chair of the committee.
“M” indicates member of the committee.
The Board, upon the recommendation of the Governance Committee, has nominated Dr. Soon-Shiong, Ms. Cohen, Messrs. Adcock, Blaszyk and Brennan, Gen. Clark, Dr. Maxwell, Ms. Selecky, and Dr. Simon, each a current director, as nominees for re-election to the Board at the Annual Meeting. If elected, each of the aforementioned nominees will serve as a director until the 2024 annual meeting and until his or her respective successor is duly elected and qualified.
Each of our nominees for director has agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy.
Required Vote
The directors elected to the Board will be elected by a plurality of the voting power of shares present live via the Internet or represented by proxy and entitled to vote on the election of directors. In other words, the nine nominees receiving the highest number of “FOR” votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Dr. Patrick Soon-Shiong, Cheryl L. Cohen, Richard Adcock, Michael D. Blaszyk, John Owen Brennan, Gen. Wesley Clark, Dr. Linda Maxwell, Christobel Selecky and Dr. Barry J. Simon. Broker non-votes have no effect on this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NINE NOMINEES. PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.
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Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills, and experiences which led the Board to conclude that each nominee should serve on the Board at this time. There are no family relationships among any of our directors or among any of our directors and our executive officers.

Director Biographies
Patrick Soon-Shiong, M.D., FRCS (C), FACS was appointed Executive Chairman of the Board in October 2020 and Global Chief Scientific and Medical Officer of the company on August 11, 2021. Previously, he served as the Chairman of the Board and Chief Executive Officer from March 2015 to October 2020, as the Co-Chairman of the Board from December 2014 to March 2015, and as our Chief Medical Officer from January 2015 to March 2015. In 2011, he founded NantWorks, LLC (NantWorks), an ecosystem of companies to create a transformative global health information and next generation pharmaceutical development network, for the secure sharing of genetic and medical information. Dr. Soon-Shiong invented and developed Abraxane®, the nation’s first Food and Drug Administration (FDA)-approved protein nanoparticle albumin-bound delivery technology for the treatment of cancer. Abraxane was approved by the FDA for metastatic breast cancer in 2005, lung cancer in 2012, and pancreatic cancer in 2013. Abraxane is now approved in many countries across the globe. From 1997 to 2010, Dr. Soon-Shiong served as founder, chairman, and chief executive officer of two global pharmaceutical companies, American Pharmaceutical Partners (sold to Fresenius SE for $4.6 billion in 2008) and Abraxis BioScience (sold to Celgene Corporation for $3.8 billion in 2010). In 2018, he became the owner and executive chairman of the Los Angeles Times, San Diego Union-Tribune, Los Angeles Times en Español and other publications under the California Times. Dr. Soon-Shiong is chairman of the Chan Soon-Shiong Family Foundation and the Chan Soon-Shiong Institute of Molecular Medicine, a nonprofit medical research organization. He also serves as chair of the board of directors of the Access to Advanced Health Institute, a nonprofit biotech research institute located in Seattle focused on combating some of the world’s deadliest diseases, including COVID-19, cancer, fungal and parasitic infections, and other non-communicable diseases. He is a visiting Professor at the Imperial College of London. Dr. Soon-Shiong holds a degree in medicine from the University of the Witwatersrand and a M.Sc. in science from the University of British Columbia. We believe Dr. Soon-Shiong is qualified to serve as a member of the Board based on his depth of expertise as chairman and chief executive officer of multiple multi-billion dollar companies in the life sciences industry, his broad experience in the research and development of pioneering technologies, and his educational background. Pursuant to the Subscription and Investment Agreement between the company and Cambridge Equities, LP (Cambridge), Cambridge has the right to designate one individual to be nominated and recommended for election by the Board for as long as Cambridge continues to hold at least 20% of the issued and outstanding shares of the company’s common stock. Dr. Soon-Shiong has been selected by Cambridge to hold this Board seat.
Cheryl L. Cohen was appointed Lead Independent Director in March 2023 and has served as a member of the Board since June 2019. Since 2014, Ms. Cohen has served as principal owner and president of CLC Consulting, LLC, a pharmaceutical and biotechnology consulting firm specializing in new product start-up and commercialization. Prior to CLC, she served as chief commercial officer of Medivation, Inc., a publicly-traded bio-pharmaceutical company, from 2011 until 2014. From 2007 to 2008, she served as Vice President, Strategic Commercial Group, of Health Care Systems, Inc., a Johnson & Johnson company, and from 1998 to 2007, she worked at Janssen Biotech, Inc. (formerly Centocor Biotech, Inc.), a Johnson & Johnson company, in a variety of senior sales roles including Vice President, Rheumatology Franchise. Ms. Cohen has served on the board of directors of Celldex Therapeutics, Inc. (Nasdaq:CLDX) since June 2022. She previously served on the board of directors of MEI Pharma, Inc. (Nasdaq:MEIP), Ignyte Acquisition, Corp. (Nasdaq:IGNY), Aerpio Pharmaceuticals, Inc., Eledon Pharmaceuticals, Inc. (formerly known as Novus Therapeutics, Inc.) (Nasdaq:ELDN), Vital Therapies, Inc., Protein Sciences Corporation, and LadRx Corporation (formerly CytRx Corporation (OTCQB:LADX)). She began her career at Solvay Pharmaceuticals in a variety of sales positions. Ms. Cohen received her B.A. from Saint Joseph College. We believe Ms. Cohen is qualified to serve as a member of the Board based on her extensive experience with and knowledge of the healthcare industry, commercialization expertise, and experience serving on boards of directors of public companies.
Richard Adcock has served as our Chief Executive Officer since October 2020 and as President of the company and a member of the Board since March 2021. He has over 30 years of leadership experience in the healthcare industry. From January 2018 to September 2020, he served as chief executive officer of Verity Health System of California, Inc. (Verity Health), a nonprofit public benefit corporation healthcare provider, that he steered through a successful restructuring event. Prior to joining Verity Health, he served in various capacities at Sanford Health, a not-for-profit integrated healthcare delivery system, including as its chief innovation officer, president, executive vice president and director from 2004 to 2017. Prior to Sanford Health, he served as global engineering director at GE Healthcare. Mr. Adcock holds a B.S. in Business Administration from Northern State University and an M.B.A. in Healthcare Management from University of Phoenix. We believe Mr. Adcock is qualified to serve as a member of the Board based on his extensive knowledge of the healthcare industry and his experience in senior management roles at leading healthcare companies.
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Michael D. Blaszyk has served as a member of the Board since July 2015. Since July 2017, Mr. Blaszyk has served as an operating partner of Beecken Petty O’Keefe & Company, LLC (BPOC), a capital markets company. Prior to BPOC, he served as the chief financial officer and chief corporate officer of Dignity Health (formerly known as Catholic Healthcare West), a not-for-profit public benefit corporation, from December 2000 until his retirement in December 2015. Prior to joining Dignity Health, he served as the senior vice president and chief financial officer of University Hospitals Health System in Cleveland, Ohio, a healthcare system, from 1997 to 2000. He also previously served as the managing partner of the Northeast Region Health Care Provider Consulting Practice for Mercer LLC (formerly known as William M. Mercer), a global consulting firm, and the executive vice president of Boston Medical Center, a not-for-profit academic medical center. Mr. Blaszyk is a director/manager for Medicus, NantHealth (Nasdaq:NH) (a company affiliated with Dr. Soon-Shiong), and Health Management Associates. He received his B.S. in Life Sciences from Wayne State University and his Masters in Health Administration from the University of Colorado. We believe Mr. Blaszyk is qualified to serve as a member of the Board based on his extensive experience with and knowledge of the healthcare industry and his significant financial and accounting background.
John Owen Brennan has served as a member of the Board since March 2021. Mr. Brennan served on the board of directors of ImmunityBio, Inc. (a private company) from February 2021 until March 9, 2021. Mr. Brennan served for 29 years in a variety of roles at the U.S. Central Intelligence Agency (CIA), rising from analyst to station chief, and was ultimately appointed as the agency’s Director by President Barack Obama, leading the CIA from March 2013 to January 2017. From 2009 to 2013, he served as Deputy National Security Advisor for Homeland Security and Counterterrorism and has also served as a senior intelligence and national security analyst for NBC and MSNBC since February 2018. Mr. Brennan has served on numerous boards of advisors and boards of directors of private sector companies, including his current service on the Swiss Re Strategic Council. He earned a Bachelor of Arts degree from Fordham University, which included study abroad at the American University in Cairo, and is a Distinguished Fellow at the Center on National Security at Fordham University School of Law. He earned a Master of Arts from the University of Texas at Austin, where he currently serves as a Distinguished Scholar, Intelligence Studies Project. He is also a member of the Board of Trustees of the International Institute for Strategic Studies, and is a principal of WestExec Advisors. We believe Mr. Brennan is qualified to serve as a member of the Board based on his demonstrated fidelity and leadership experience throughout his career, and his acumen for public affairs.
Wesley Clark has served as a member of the Board since March 2021. General Clark, USA, Retired, served on the board of directors of ImmunityBio, Inc. (a private company) from February 2021 until March 9, 2021. He served for 34 years in the U.S. Army, rising through the ranks to earn his fourth star as a full general in 1996. He served as the Supreme Allied Commander Europe of NATO from 1997 to 2000, where he commanded Operation Allied Force in the Kosovo War. Highly decorated throughout his career, Gen. Clark was awarded the U.S. Presidential Medal of Freedom by President William J. Clinton. Since March 2003, he has served as chairman and chief executive officer of Wesley K. Clark & Associates, LLC, a consulting firm specializing in business development, crisis support and strategic communications. Since 2010, he has served as chairman and chief executive officer of Enverra, Inc., a boutique investment bank. Gen. Clark has served on the board of directors of Equinox Gold Corp. (TSX:EQX, NYSE American:EQX) since 2016 and served on the board of directors of Rentech, Inc. from 2010 to 2018. He is a graduate of the U.S. Military Academy at West Point, where he was class valedictorian. After graduating from West Point, he was awarded a Rhodes Scholarship to the University of Oxford where he earned degrees in philosophy, politics and economics. He earned a master’s degree in military science from the Command and General Staff College. We believe Gen. Clark is qualified to serve as a member of the Board based on his extensive leadership experience, success in both the public and private sectors, and experience serving on other public company boards of directors.
Linda Maxwell, M.D., M.B.A., FRCSC has served as a member of the Board since March 2021. Dr. Maxwell is an experienced physician and surgeon, having managed her own head and neck surgical practice since 2006. She is a medical educator, a published scientific author, and a health technology entrepreneur and innovator. As of March 2022, she is an Operating Partner at DCVC Management Co, LLC, a venture capital fund. She is currently an Adjunct Professor of Surgery at the University of Toronto, a Distinguished Visiting Professor at Ryerson University, and an Associate Scientist at the Li Ka Shing Knowledge Institute in Toronto. She is the Founder and Executive Director of The Biomedical Zone at Ryerson University, Canada’s premier hospital-embedded medical technology incubator for early-stage digital health and medical technology companies, and has guided a wide variety of startup companies through clinical development, capitalization and commercialization. She has also managed a life sciences tech transfer portfolio at the University of Oxford and the UK National Health Service, executing patent strategy, spin-out company formation, and early-stage capital raising. She has also served as a healthcare innovation expert to various Canadian federal, provincial, and local government entities, as a member of the Department Audit Committee of the Public Health Agency of Canada, and as an advisor to the Canadian Medical Association and the Canadian Space Agency. She currently serves on the board of directors of United Therapeutics Corporation. Dr. Maxwell earned an A.B. with honors from Harvard University, an M.D. from Yale University School of Medicine, and an M.B.A. from the Saïd Business School at the University of Oxford. We believe Dr. Maxwell is qualified to serve as a member of the Board based on her extensive medical and scientific knowledge and experience, and her experience advising and cultivating companies in the health technology industry.
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Christobel Selecky has served as a member of the Board since March 2021. Ms. Selecky served on the board of directors of ImmunityBio, Inc. (a private company) from August 2020 until March 9, 2021. Ms. Selecky has more than 35 years of healthcare industry experience. She is the principal at Population Health Strategies, her healthcare consultancy, where since 2009 she has provided strategic consulting to management teams, companies and investors, helping improve patient engagement, population health outcomes, and healthcare cost management. Since 2014 she has served as a Strategic Advisor at Ceresti Health, a privately-held healthcare technology company, and has served as a lecturer in Healthcare Entrepreneurship for the M.B.A. program at the University of California, Irvine since 2017. She held several leadership positions over her 14-year career at FHP International Corporation, which ended in 1995 including as President of the FHP California Health Plan. She subsequently co-founded, and served as President, CEO, and Executive Chairman of LifeMasters Supported SelfCare, a national leader in the field of disease and population health management. She currently serves on the boards of directors of Teleperformance SE (TEP – ISIN: FR0000051807 – Reuters: TEPRF.PA – Bloomberg: TEP FP), a French public company providing business services, Satellite Healthcare, a leading not-for-profit provider of kidney dialysis and related services, and Griswold Home Care, a privately-held non-medical home care company. She is active in several board governance organizations such as NACD (where she is a board member of the Pacific Southwest Chapter), the Private Directors Association, and Women Corporate Directors and has been a member of audit, compensation, governance and other committees of boards of directors on which she has served. Ms. Selecky received her B.A. from the University of Delaware and her M.A. from Syracuse University. We believe Ms. Selecky is qualified to serve as a member of the Board based on her extensive experience in and knowledge of the healthcare industry, experience in board governance, and experience in advising stakeholders of healthcare companies at various stages of growth.
Barry J. Simon, M.D. has served as a member of the Board since 2007 and as Chief Corporate Affairs Officer of the company since March 2021. Dr. Simon previously served as our President and Chief Administrative Officer from January 2017 to March 2021, and as President and Chief Operating Officer from 2015 to 2016. From 2007 to 2015, he was our President and Chief Executive Officer. He has served as president, chief executive officer and chairman of Brink Biologics Inc., a bioanalytics, reagents and testing services company (a company affiliated with Dr. Soon-Shiong), since March 2015. Previously, he held vice president, senior level, and advisory positions at F. Hoffmann-La Roche, a global healthcare company, Roche Labs, a pharmaceuticals company, Connetics Corporation, a specialty pharmaceutical company, Immunomedics, a biopharmaceutical company, Immusol, a biopharmaceutical company, HealthPro BioVentures, LLC, a healthcare and life sciences investment bank, and NorthSound Capital, LLC, a U.S.-based hedge fund. He currently serves as a director of Viracta Therapeutics, Inc. (Viracta) (Nasdaq:VIRX), a biopharmaceutical company, since March 2021. He previously served as a director of Cue Biopharma, Inc. (Nasdaq:CUE), a biopharmaceutical company, from 2016 to June 2021 and as a director of Viracta from July 2017 to November 2020. He has broad experience in public and private settings, having led private and public equity offerings, product and portfolio divestitures and acquisitions, strategic licensing and joint ventures, as well as commercial product launches, investigational new drug (IND) and biologics license application (BLA) regulatory filings, human-enabling programs, manufacturing, quality control and life cycle management. He has worked across several therapeutic areas including oncology, virology, ophthalmology and dermatology on products launches including Xeloda®, Pegasys®, Fortovase®, Tamiflu®, Camptobell®, Boniva®, Fuzeon®, Valcyt®, and Accutane®. He attended corporate training programs through the London School of Business and Amos Tuck School of Business at Dartmouth College. Dr. Simon trained clinically in Infectious Diseases at Albert Einstein College of Medicine, Anesthesiology at The Mount Sinai Medical Center, and Internal Medicine at New York University and received his M.D. from the SUNY Downstate Health Sciences Center in New York. We believe Dr. Simon is qualified to serve as a member of the Board based on his extensive medical and scientific knowledge and experience, and senior management experience in the biopharmaceutical industry.
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Corporate Governance

Composition of the Board
Our business affairs are managed under the direction of the Board, which is currently comprised of nine members. Six of the nine directors qualify as “independent” within the meaning of such term as set forth in the listing standards of the Nasdaq Stock Exchange (Nasdaq). Under Nasdaq rules, a director will only qualify as an “independent director” if, among other things, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
On June 18, 2015, we entered into a letter agreement with Cambridge (Cambridge Nominating Agreement). Pursuant to the Cambridge Nominating Agreement, Cambridge has the right to designate one individual to be nominated and recommended for election by the Board or a duly authorized committee thereof, for as long as Cambridge or its affiliates continues to hold at least 20% of the issued and outstanding shares of the company’s common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions. Dr. Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer, controls the entity that is the general partner of Cambridge and was selected by Cambridge to hold this board seat. The Cambridge director nominee shall be nominated and recommended for election to the Board, subject to any applicable limitations imposed by Delaware General Corporation Law (DGCL), the Board’s fiduciary duties to our stockholders, and any other applicable law. Cambridge’s right to have a designee nominated or appointed to serve on the Board shall automatically terminate whenever Cambridge owns less than 20% of the company’s issued and outstanding shares of common stock.
Under the terms of his employment agreement, Dr. Barry J. Simon, the company’s Chief Corporate Affairs Officer, for so long as he remains an employee of the company, shall be nominated and recommended for election to the Board at each annual meeting of stockholders by the Board or a duly authorized committee thereof. If Dr. Simon’s employment with us is terminated for any reason, his membership on the Board will also terminate, unless otherwise agreed in writing by the company and Dr. Simon.
The company’s Corporate Governance Guidelines require that at least a majority of the Board shall consist of United States citizens and/or directors residing in the United States.
At each annual meeting of stockholders, the terms of each of our nine incumbent directors expire and all members of the Board will stand for election. The nine directors elected at the annual meeting will serve from the time of election and qualification until the earliest of the next annual meeting of stockholders following such election or their resignation or removal.
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Board Leadership Structure
As described below, the Board is led by Dr. Soon-Shiong, our Executive Chairman since October 2020, and Ms. Cohen, our Lead Independent Director since March 2023.
Lead Independent Director
Our Corporate Governance Guidelines provide that, in the event that the Board’s chairperson is our Chief Executive Officer, or if the Governance Committee and Board determine that it is in the best interest of the company and its stockholders, the Board will annually elect a Lead Independent Director upon the recommendation of the Governance Committee. The Lead Independent Director will have the following responsibilities: (i) maintain honest and transparent board culture; (ii) serve as liaison between the Chairperson of the Board and the independent directors; (iii) facilitate discussion among the independent directors on key issues and concerns outside of Board meetings; (iv) ensure Board discussions demonstrate effective oversight of management; (v) facilitate teamwork and communication among the independent directors; (vi) organize and preside over executive sessions; (vii) set the agendas for and lead executive sessions; (viii) solicit feedback from and engage the CEO on executive session topics; (ix) act as a key advisor to the CEO on company matters where appropriate; (x) facilitate the Board’s engagement with the CEO and the Board’s CEO succession planning; (xi) has authority to call meetings of the independent directors; (xii) with the Chairperson, approve meeting agendas for the Board; (xiii) with the Chairperson, approve information and materials sent to the Board in advance of meetings; (xiv) with the Chairperson, approve Board meeting schedules and work with the Chairperson of the Board and Committee Chairs to assure that there is sufficient time for discussion of all agenda items, and ensuring that the independent directors can perform their duties responsibly while not interfering with on-going company operations; (xvii) preside at all meetings of the Board at which the Chairperson of the Board is not present; (xviii) advise the Chairman on the retention of advisors and consultants who report directly to the Board; and (xiv) have such other duties as the Board may delegate to assist in meeting its responsibilities. All members of the Board are encouraged to communicate with the Chief Executive Officer and Chairperson.
In March 2023, the Board, upon the recommendation of the Governance Committee, appointed Ms. Cohen as the company’s Lead Independent Director to serve at the discretion of the Board.
Roles of Chairperson, Lead Independent Director, and Chief Executive Officer
Our Corporate Governance Guidelines provide that the Board will fill the chairperson and chief executive officer positions based upon its view of what is in the best interests of the company at any point in time. The Board believes that Dr. Soon-Shiong’s service as Executive Chairman and Mr. Adcock’s service as Chief Executive Officer is in the best interests of the company and its stockholders.
Given his long tenure with and status within ImmunityBio, the Board believes Dr. Soon-Shiong possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the company, and management believes he is best positioned, in consultation with Ms. Cohen and Mr. Adcock, to develop agendas that ensure that the Board’s time and attention is focused on the most critical matters. Management also believes that Dr. Soon-Shiong’s extensive scientific and medical knowledge and background with the company enables him to work with Ms. Cohen and Mr. Adcock to ensure clear accountability and enhance the company’s ability to communicate its message and strategy clearly and consistently to our stockholders and employees.

The Board’s Role in Risk Oversight
One of the key functions of the Board is informed oversight of the company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure. The Audit Committee is responsible for reviewing and discussing the company’s major financial risk exposures and the steps taken by management to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of the company’s internal and external audit functions. The Related Party Transaction Committee reviews related-party transactions and informs the Audit Committee of all related-party transactions approved by them. The Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The Compensation Committee assesses and monitors whether any of the company’s compensation policies and programs has the potential to encourage excessive risk-taking. The Board believes its leadership structure is consistent with and supports the administration of its risk oversight function.
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Board Meetings
During the fiscal year ended December 31, 2022, the Board held seven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of Board meetings held during the period for which he or she served as a director and (ii) the total number of Board committee meetings held during the periods that he or she served on such committee(s). Independent directors shall meet in executive session at each regularly scheduled meeting no less than four times per year.
We make every effort to schedule our annual meeting of stockholders at a date and time to maximize attendance by directors taking into account the directors’ schedules. It is the company’s policy that all current directors attend our annual meetings of stockholders, subject to extenuating circumstances. Each of our directors serving at the time of our 2022 annual meeting of stockholders were present at such meeting.

Communication with the Board
In cases where stockholders or other interested parties wish to communicate directly with our directors, messages can be sent to ImmunityBio, Inc., Attention: Corporate Secretary, 3530 John Hopkins Court, San Diego, California 92121. Our Corporate Secretary monitors these communications and will forward to our designated legal counsel to provide a summary of all received messages to the Board at each regularly scheduled meeting. The Board typically meets on a quarterly basis. Where the nature of a communication warrants, our designated legal counsel, may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of our management, as our designated legal counsel considers appropriate.
Our designated legal counsel may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.
This procedure for stockholder and other interested party communications with the non-management directors is administered by the Governance Committee. This procedure does not apply to (a) communications to non-management directors from our officers or directors who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), or (c) communications to the Audit Committee pursuant to our procedures for complaints regarding accounting and auditing matters.

Board Committees and Charters
The Board currently has four standing committees: the Audit Committee; the Compensation Committee; the Governance Committee; and the Related Party Transaction Committee. Additionally, in October 2020 the Board established a Special Committee in connection with the merger between NantKwest, Inc. and NantCell, Inc. (formerly known as ImmunityBio, Inc., a private company) (the Merger), which closed on March 9, 2021.
The Board maintains charters for each of its standing committees and these charters are evaluated annually. In addition, the Board has adopted a written set of Corporate Governance Guidelines that generally formalize practices the Board has in place. The charters of our standing Board committees and our Corporate Governance Guidelines are available on our website, ir.immunitybio.com under “Corporate Governance.”
Controlled Company Exemption
Dr. Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer and entities affiliated with him, control a significant majority of our common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance rules. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (1) the requirement that a majority of the Board consist of independent directors, and (2) the requirement that the company have a nominating and corporate governance committee. Although not required by Nasdaq corporate governance rules, the Board is currently comprised of a majority of independent directors. The Board has determined that each of Ms. Cohen, Messrs. Blaszyk and Brennan, Gen. Clark, Dr. Maxwell and Ms. Selecky, representing six of our nine directors, is independent as that term is defined under Nasdaq rules. In addition, although not required by Nasdaq rules, the Board established a Governance Committee.
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Audit Committee
The Audit Committee was established to oversee our accounting and financial reporting processes and assist the Board in monitoring our financial systems and our legal and regulatory compliance. The committee also:
•oversees the work of the independent registered public accounting firm;
•approves the hiring, discharging and compensation of the independent registered public accounting firm;
•approves engagement of the independent registered public accounting firm to render any audit or permissible non-audit services;
•reviews the qualifications, independence and performance of the independent registered public accounting firm;
•reviews our financial statements and our critical accounting policies and estimates;
•reviews the adequacy and effectiveness of our internal controls;
•oversees our compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements);
•reviews our policies with respect to risk assessment and risk management;
•reviews and monitors our policies and procedures relating to related-party transactions in consultation with the Related Party Transaction Committee; and
•reviews and discusses the results of our annual audit and reviews our quarterly financial statements and publicly filed reports with management and the independent registered public accounting firm.
The current members of the committee are Mr. Blaszyk (Chair), Ms. Cohen, Dr. Maxwell, and Ms. Selecky. The Board has determined that each member of the committee is an independent director under the Nasdaq corporate governance rules, satisfies the additional independence criteria for audit committee members, and satisfies the requirements for financial literacy under the Nasdaq corporate governance rules and Rule 10A-3 of the Exchange Act, as applicable. The Board has also determined that each of Mr. Blaszyk and Ms. Selecky qualifies as an audit committee financial expert within the meaning of the applicable rules and regulations of the SEC and satisfies the financial sophistication requirements of the Nasdaq corporate governance rules. The committee held six meetings during the fiscal year ended December 31, 2022.

Compensation Committee
The Compensation Committee was established to oversee the company’s corporate compensation programs. The committee also:
•reviews and approves corporate goals and objectives relevant to the company’s Chief Executive Officer (CEO) compensation, evaluates the CEO’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determines and approves the CEO’s compensation level based on this evaluation;
•reviews and approves, or makes recommendations to the Board with respect to, non-CEO executive officer compensation, and incentive compensation and equity-based plans that are subject to Board approval;
•provides oversight of the company’s compensation policies and plans and benefits programs, and overall compensation philosophy, as well as human capital management programs;
•administers the company’s equity compensation plans for its executive officers and employees and the granting of equity awards pursuant to such plans or outside of such plans;
•prepares the report of the Compensation Committee required by the rules and regulations of the SEC; and
•engages a compensation consultant, legal counsel or other advisors to advise on executive compensation and assess the independence of each in accordance with Nasdaq corporate governance and SEC rules, among other duties and responsibilities.
The current members of the committee are Dr. Maxwell (Chair), Mr. Blaszyk, and Ms. Selecky. The Board has determined that each member of the committee is an independent director under Nasdaq corporate governance rules, satisfies the additional independence criteria for compensation committee members under Rule 10C-1 of the Exchange Act and Nasdaq corporate governance rules, and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The committee held five meetings during the fiscal year ended December 31, 2022.
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Nominating and Corporate Governance Committee
Although not required by Nasdaq corporate governance rules because ImmunityBio is a “controlled company”, the Governance Committee was established to:
•assist the Board in identifying individuals who are qualified to become members of the Board in accordance with the criteria approved by the Board and, select, or recommend to the Board that the Board select, specific individuals as the director nominees for each meeting of stockholders at which directors are to be elected;
•recommend members for each Board committee;
•develop and maintain corporate governance policies applicable to the Company, including the Company’s Corporate Governance Guidelines; and
•oversee the evaluation of the Board.
The current members of the committee are Dr. Soon-Shiong (Chair), Mr. Brennan, Gen. Clark and Ms. Cohen. The Board has determined that each of Mr. Brennan, Gen. Clark and Ms. Cohen is an independent director under Nasdaq corporate governance rules. The committee held two meetings during the fiscal year ended December 31, 2022.

Related Party Transaction Committee
The Related Party Transaction Committee was established to review and approve related-party transactions. The current members of the committee are Mr. Brennan (Chair), Gen. Clark, and Dr. Maxwell. The Board has determined that each member of the committee is an independent director under Nasdaq corporate governance rules. The committee held four meetings during the fiscal year ended December 31, 2022.

Special Committee
The Special Committee was established in October 2020 to, among other things, evaluate and negotiate the terms and conditions of the Merger and to make recommendations to the Board regarding the Merger. The current members of the committee are Mr. Blaszyk (Chair) and Ms. Cohen, each of whom is an independent director. The committee held no meetings during the fiscal year ended December 31, 2022.
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Board Diversity
The following matrix presents the Board’s diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. The Board satisfies the minimum objectives of Nasdaq Rule 5605(f)(3) by having at least one director who identifies as female and at least one director who identifies as a member of an “Underrepresented Minority” (as defined by Nasdaq corporate governance rules). As we pursue future Board recruitment efforts, the Governance Committee will continue to seek out candidates who can contribute to the diversity of views and perspectives of the Board in accordance with the Governance Committee’s Policies and Procedures for Director Candidates. This includes seeking out individuals of diverse ethnicities, a balance in terms of gender, and individuals with diverse perspectives informed by other personal and professional experiences.

Board Diversity Matrix as of April 28, 2023

Total Number of Directors			9

	Female	Male		Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	3	6		—	—

Part II: Demographic Background
African American or Black	1	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	1		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	3	4		—	—
Two or More Races or Ethnicities	1	—		—	—

LGBTQ+			—

Did Not Disclose Demographic Background			1

Process for Selecting Directors and Director Qualifications
As described above, under the terms of the Cambridge Nominating Agreement, Cambridge has the right to designate one individual to be nominated and recommended for election by the Board. Additionally, under the terms of Dr. Simon’s employment agreement with the company, the Board is obligated to nominate and recommend Dr. Simon for election to the Board as long as he is employed by the company.
The Governance Committee uses the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board:
•The Governance Committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the Governance Committee from other sources.
•The Governance Committee will consider in each pool of candidates considered for nomination to the Board at least one woman or one member of an “underrepresented population,” meaning a subset of a population that holds a smaller percentage within a significant subgroup than the subset holds in the general population, such as African Americans, American Indians, Alaskan Natives, and Latinx.
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•In its evaluation of director candidates, including the members of the Board eligible for re-election, the Governance Committee will consider the following:
•the current size and composition of the Board and the needs of the Board and its respective committees;
•factors such as character, integrity, judgment, diversity of background (including race, national origin, and gender diversity), and experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and other similar factors. The Governance Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and
•other factors that the Governance Committee may consider appropriate.
The Governance Committee also focuses on issues of diversity, such as diversity in experience, international perspective, background, expertise, skills, age, gender, and ethnicity. The Board believes that it is essential that members of the Board represent diverse viewpoints.
The Governance Committee requires that any nominee for a position on the Board must satisfy the following minimum qualifications:
•the highest personal and professional ethics and integrity;
•proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•skills that are complementary to those of the existing Board;
•the ability to assist and support management and make significant contributions to the company’s success; and
•an understanding of the fiduciary responsibilities required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.
If the Governance Committee determines that an additional or replacement director is required, the Governance Committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Governance Committee, the Board, or management.
The Governance Committee has discretion to decide which individuals to recommend for nomination as directors, and the Board has the final authority in determining the selection of director candidates for nomination to the Board. After completing its review and evaluation of director candidates, the Governance Committee and the Board unanimously recommends all nine of the director nominees for election named in this proxy statement.

Director Independence
To be considered independent for purposes of Rule 10A-3 and Nasdaq rules, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
The Board undertook a review of the independence of our directors and considered whether any director has a material relationship with the company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that each of Messrs. Blaszyk and Brennan, Gen. Clark, Mses. Cohen and Selecky, and Dr. Maxwell, representing six of our nine directors, is independent as that term is defined by the SEC and Nasdaq rules.
In making these determinations, the Board considered the relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including consulting relationships, family relationships and the beneficial ownership of the company’s capital stock by each non-employee director.
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In addition, our Corporate Governance Guidelines require that each independent member of the Board: (i) shall not have and have not been at any time during the past five years, an employee of the company; (ii) shall have received only de minimis remuneration from service as (or compensation paid to an entity the director is an officer of or controls) an advisor, consultant, or legal counsel to the company and/or its senior management for the preceding three years; (iii) shall have no personal service contract(s) with the company or a member of its senior management; and (iv) shall have no business relationships with the company during preceding three years that required the company to make a disclosure under Regulation S-K of the Exchange Act (other than directorship/de minimis remuneration). Also, until January 1, 2024, a majority of the Board must have served as a director less than 10 consecutive years.

Prohibited Trading Activities
Under our Insider Trading Policy, all Board members, employees, consultants and certain other service providers (Service Providers) are prohibited from participating directly or indirectly in transactions involving trading activities in the company’s securities that, by their nature, are aggressive or speculative, or may give rise to an appearance of impropriety. Such Service Providers may not:
•engage in short sales (sales of stock that the seller does not own or a sale that is completed by delivery of borrowed stock) with respect to the company’s securities;
•engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the company’s stock;
•purchase or pledge the company’s securities on margin or as collateral to secure a loan or other obligation; or
•enter into any derivative or similar transactions with respect to the company’s securities.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the Compensation Committee, or other Board committees performing equivalent functions (or in the absence of any such committee, the entire Board), or as a director of any entity that has one or more executive officers serving on the Compensation Committee or the Board. None of the members of the Compensation Committee during the fiscal year ended December 31, 2022, which included Dr. Maxwell, Mr. Blaszyk and Ms. Selecky, has been an officer or employee of the company.

Executive Compensation

Our Current Named Executive Officers
The names of our executive officers, their ages, and their positions with the company as of April 28, 2023 are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position

Richard Adcock	54	Chief Executive Officer and President
David Sachs	45	Chief Financial Officer
Patrick Soon-Shiong, M.D., FRCS (C), FACS	70	Global Chief Scientific and Medical Officer
Richard Adcock. See “Election of Directors—Director Biographies.”
David Sachs has served as our Chief Financial Officer since March 2021. He previously served as the chief financial officer of NantCell, Inc. from July 2019 to March 2021. He also served as chief financial officer of Integrity Healthcare, LLC (a NantWorks subsidiary) from February 2018 to August 2020. From April 2011 to June 2019, he held various executive positions at NantWorks and its subsidiaries, including serving as chief financial officer of NantHealth, Inc. from 2013 to 2015. Prior to NantWorks, he served in business development roles at Celgene Corporation and Abraxis BioScience and as an investment banker with Bank of America Merrill Lynch. Mr. Sachs received his B.A. in Economics from the University of California at Los Angeles and his M.B.A. in Finance and Strategy from the UCLA Anderson School of Management.
Patrick Soon-Shiong, M.D., FRSC (C), FACS. See “Election of Directors—Director Biographies.”
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Processes and Procedures for Executive Compensation
The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to oversight of the compensation of the company’s Chief Executive Officer and other executive officers, including reviewing and approving, or making recommendations to the Board with respect to, the compensation, plans, policies and programs for the Chief Executive Officer and other executive officers and administering the equity compensation plans for the company’s executive officers and employees.
The Compensation Committee annually reviews the compensation, plans, policies and programs for the Chief Executive Officer and our other executive officers. In connection therewith, the Compensation Committee considers, among other things, each executive officer’s performance in light of established individual and corporate goals and objectives and the recommendations of the Chief Executive Officer. In particular, the Compensation Committee considers the recommendations of the company’s Chief Executive Officer when reviewing base salary and incentive performance compensation levels of executive officers and when setting specific individual and corporate performance targets under our annual incentive bonus plan for executive officers. The company’s Chief Executive Officer has no input and is not present during voting or deliberations about his or her compensation. The Compensation Committee may delegate its authority to a subcommittee, but it may not delegate any power or authority required by agreement, law, regulation or listing standard to be exercised by the Compensation Committee as a whole.
Consistent with the prior year, the Compensation Committee engaged Mercer as an independent outside compensation consultant to perform compensation advisory services during 2022 and to provide information, recommendations and other advice relating to director and executive compensation. Mercer served and continues to serve at the discretion of the Compensation Committee. The Compensation Committee has reviewed the independence of Mercer’s advisory role relative to the consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisors. Following its review, the Compensation Committee determined that no conflict of interest arose from the work performed by Mercer during the fiscal year ended December 31, 2022.

Employment Arrangements with Our Current Named Executive Officers
Richard Adcock
On October 20, 2020, we entered into an Offer of Employment letter with Mr. Adcock pursuant to which he agreed to serve as the company’s Chief Executive Officer. Mr. Adcock is eligible to participate in the company’s annual discretionary bonus plan with a target bonus of 50% of his then-current annual base salary. Bonuses awarded under the company’s bonus plan are based on established performance criteria; however, the Compensation Committee ultimately exercises discretion over awards made under the plan. In order to receive any bonus payment, Mr. Adcock must remain continuously employed through, and still be employed by the company on, the date any such bonus is paid. As of April 28, 2023, Mr. Adcock’s annual base salary is $796,000.
Mr. Adcock is eligible to receive annual equity-based awards under the company’s 2015 Equity Incentive Plan (2015 Plan), some of which are performance-based.
•During the fiscal year ended December 31, 2022, he received option awards totaling 700,000, of which 350,000 were performance-based. See “Executive Compensation—Grants of Plan-Based Awards.”
•During the fiscal year ended December 31, 2021, he received the following awards on February 5, 2021 pursuant to his Offer of Employment letter:
•An award comprised of two separate RSU awards – an award of 150,000 shares of the company’s common stock that vested in full on February 5, 2021 (with the company retaining shares equal in value to Mr. Adcock’s tax withholding obligations) and the other to be settled by issuing 250,000 shares of the company’s common stock upon vesting over a three-year period, of which 83,333 shares vested on February 5, 2022 (with the company retaining shares equal in value to his tax withholding obligations). See “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”
•An option to purchase 750,000 shares of the company’s common stock, of which 250,000 options vested on February 5, 2022. See “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”
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During the fiscal year ended December 31, 2021, Mr. Adcock was granted an RSU award on March 4, 2021 under the 2015 NC Plan prior to the Merger. On March 9, 2021, in connection with the closing of the Merger, the NantCell RSUs were assumed by the company and converted into 172,420 RSUs of the company on the same terms and conditions as immediately prior to the Merger. Of this award, 8,620 shares vested on each of September 9, 2021 and December 31, 2022 (in both instances with the company retaining shares equal in value to his tax withholding obligations). See “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”
Mr. Adcock is eligible to participate in any regular health insurance, retirement, and other benefit plans established by the company for its employees from time to time. The company will also reimburse Mr. Adcock for costs associated with his two current life insurance policies.
If Mr. Adcock’s employment is terminated without “cause” (as such term is defined in his Offer of Employment letter), he will receive a single cash payment equal to 12 months of his then-current annual base salary, less all applicable federal, state, and local withholding and deductions. Such payment will be made within 2.5 months following the date on which termination occurs, subject to his timely execution and non-revocation of a release of claims in a form reasonably satisfactory to the company.
David Sachs
On August 3, 2020, NantCell, Inc. entered into an Offer of Employment letter with Mr. Sachs (who previously provided services through a shared services agreement with NantWorks) as its chief financial officer. In connection with the Merger, Mr. Sachs became the company’s Chief Financial Officer effective March 9, 2021. Mr. Sachs is eligible to participate in the company’s annual discretionary bonus plan with a target bonus of 50% of his then-current annual base salary. Bonuses awarded under the company’s bonus plan are based on established performance criteria; however, the Compensation Committee ultimately exercises discretion over awards made under the plan. In order to receive any bonus payment, Mr. Sachs must remain continuously employed through, and still be employed by the company on, the date any such bonus is paid. As of April 28, 2023, Mr. Sachs annual base salary is $532,000.
Mr. Sachs is eligible to receive annual equity-based awards under the 2015 Plan, some of which are performance-based. During the fiscal year ended December 31, 2022, he received option awards totaling 250,000, of which 125,000 were performance-based. See “Executive Compensation—Grants of Plan-Based Awards.”
During the fiscal year ended December 31, 2021, Mr. Sachs was granted RSU awards on March 4, 2021 under the 2015 NC Plan prior to the Merger. On March 9, 2021, in connection with the closing of the Merger, the NantCell RSUs were assumed by the company and converted into 169,231 RSUs of the company on the same terms and conditions as immediately prior to the Merger.
•an award of 17,242 shares of the company’s common stock that vested in full on December 9, 2021; and
•an award of 151,989 shares of the company’s common stock. Of this award, 7,598 shares vested on each of September 9, 2021 and December 31, 2022. See “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”
Mr. Sachs is eligible to participate in any regular health insurance, retirement, and other benefit plans established by the company for its employees from time to time.
Mr. Sachs is also eligible for a severance payment if the company terminates his employment without “cause” or if he resigns for “good reason” (each as defined in his Offer of Employment Letter) (the Severance Payment). The Severance Payment will be equal to: (i) 83.33% of his then-current base salary (i.e., 10 months of severance) plus (ii) a prorated bonus paid out at 100% of his target annual bonus (i.e., the target 50% bonus) for the calendar year in which the termination occurs, less all applicable federal, state, and local withholding and deductions. Such payment will be made within 60 days following the date on which termination occurs, subject to his timely execution and non-revocation of a release of claims in a form reasonably satisfactory to the company.
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Patrick Soon-Shiong
On August 11, 2021, the Board appointed Dr. Soon-Shiong as Global Chief Scientific and Medical Officer. Dr. Soon-Shiong is eligible to participate in the company’s annual discretionary bonus plan with a target bonus of 50% of his then-current annual base salary. Bonuses awarded under the company’s bonus plan are based on established performance criteria; however, the Compensation Committee ultimately exercises discretion over awards made under the plan. In order to receive any bonus payment, Dr. Soon-Shiong must remain continuously employed through, and still be employed by the company on, the date any such bonus is paid. As an employee of the company, he does not receive compensation for his service as a director under the company’s Director Compensation Program. As of April 28, 2023, Dr. Soon-Shiong’s annual base salary is $621,000.
Dr. Soon-Shiong is eligible to receive annual equity-based awards under the 2015 Plan, some of which are performance-based. During the fiscal year ended December 31, 2022, he received option awards totaling 700,000, of which 350,000 were performance-based. See “Executive Compensation—Grants of Plan-Based Awards.”
In connection with his re-election to the Board in June 2021 (prior to rejoining the company as its Global Chief Scientific and Medical Officer in August 2021), Dr. Soon-Shiong received an award of 26,064 options, which vested in full on June 10, 2022. Effective as of August 11, 2021, he no longer receives equity awards in connection with his service on the Board as he is an employee of the company.
Dr. Soon-Shiong is eligible to participate in any regular health insurance, retirement, and other benefit plans established by the company for its employees from time to time.

Merger or Change in Control
2014 Equity Incentive Plan
The 2014 Executive Incentive Plan (2014 Plan) provides that in the event of a merger or change in control, as defined in the 2014 Plan, each then outstanding option and stock appreciation right will automatically become fully vested, all restricted shares then outstanding will automatically fully vest free of restrictions, and each other award granted under the 2014 Plan that is then outstanding will automatically become vested and payable to the holder of such award unless the administrator has made appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the change in control. Notwithstanding the foregoing, the administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a change in control (or upon any other event or other circumstance related to the change in control, such as an involuntary termination of employment occurring after such change in control, as the administrator may determine), irrespective of whether any such award has been substituted, assumed, exchanged or otherwise continued pursuant to the change in control.
Any award that has been accelerated in connection with a change in control pursuant to the preceding paragraph will terminate upon such event, subject to any provision made by the administrator for the survival, substitution, assumption, exchange, or other continuation of such award. Holders of options and stock appreciation rights will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding awards. The administrator may make provision for payment in cash or property or both in respect of awards terminated in connection with a change in control.
2015 Equity Incentive Plan
The 2015 Plan provides that in the event of a merger or change in control, as defined under the 2015 Plan, each then outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time.
2015 NantCell Stock Incentive Plan
The Amended and Restated ImmunityBio, Inc. 2015 Stock Incentive Plan (the 2015 NC Plan) provides that in the event of a corporate transaction, as defined in the 2015 NC Plan, each outstanding award will terminate effective upon the consummation of such corporate transaction, except to the extent assumed or replaced in connection with such corporate transaction. The administrator may provide that awards granted under the 2015 NC Plan become vested and exercisable in connection with such a corporate transaction and release such awards from restrictions on transfer and repurchase or forfeiture rights.
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Other Compensation Policies

Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), generally limits the amount a public company may deduct for federal income taxes purposes for compensation paid to its chief executive officer, chief financial officer, and certain other executive officers up to $1 million per executive office per year. As a publicly-traded company, the Compensation Committee is mindful of the benefits of full deductibility of compensation, and intends to operate our executive compensation program to be most efficient and effective for our stockholders, which may include compliance with Section 162(m) of the Code.
The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to additional excise taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account when designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (ASC Topic 718), Stock Compensation, the standard which governs the accounting treatment of stock-based compensation awards.
The grant date fair value of our share-based payment awards is reported in the Summary Compensation Table below (or the year-end fair value or vesting date fair value in the case of the Pay Versus Performance Tables), even though recipients may never realize any value from their equity awards.

Executive Compensation Clawback Policy
The Board has adopted a clawback policy. All bonus, and equity and non-equity incentive plan compensation (Bonus Compensation) awarded by the company is subject to this clawback policy. The policy provides that if the company restates its financial statements filed pursuant to the Exchange Act as a result of a material error in such financial statements or due to material non-compliance with any reporting requirements (any of the foregoing, a Misreporting Event), and no more than three fiscal years have elapsed from the original filing date of the financial statements upon which such Bonus Compensation was calculated or determined, then a committee of the Board consisting of only independent directors determines, in their business judgment, that (i) fraud or an illegal act by a participant caused the Misreporting Event that led to the restatement of the financial statements at issue and (ii) it would be in the best interests of the company to seek from such participant recovery of the Bonus Compensation they earned over the prior three years over what they would have earned if there had not been a material non-compliance in the financial statements. This policy will be updated, as necessary, to bring it into compliance with final stock exchange listing standards.
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Executive Compensation Tables

Summary Compensation Table
The following table provides information regarding the compensation of our principal executive officer and our next two most highly compensated executive officers during the fiscal year ended December 31, 2022, together referred to as our named executive officers (NEOs), for the fiscal years ended December 31, 2022, 2021, and 2020. Our NEOs are our only executive officers.

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	Bonus ($) (2) (d)	Stock Awards ($) (3) (e)	Option Awards ($) (3) (f)	Non-Equity Incentive Plan Compensation ($) (4) (g)	All Other Compensation ($) (5) (i)	Total ($) (j)

Richard Adcock	2022	790,760	—	—	3,159,057	—	58,690	4,008,507
Chief Executive Officer and President	2021	765,144	57,656	13,872,641	13,969,483	269,063	82,740	29,016,727
	2020	141,347	67,808	—	—	—	1,731	210,886
David Sachs	2022	521,039	—	—	1,128,235	—	12,288	1,661,562
Chief Financial Officer	2021	423,451	35,625	4,303,544	—	166,250	7,807	4,936,677
	2020	442,999	193,500	—	—	—	7,097	643,596
Patrick Soon-Shiong, M.D.	2022	616,962	—	—	3,159,057	—	12,232	3,788,251
Global Chief Scientific and Medical Officer	2021	237,692	45,000	—	300,571	210,000	46,604	839,867
	2020	523,477	100,170	—	—	—	20,367	644,014
______________
(1)Amounts shown in Column (c) for the fiscal year ended December 31, 2022 reflect the base salary earned during the year, including salary increases effective during the year, if any.
(2)The amount of discretionary cash bonuses awarded by the Compensation Committee for accomplishments in 2022 is not calculable through the date of this proxy statement. The amount of discretionary cash bonuses earned in 2022, if any, to be paid in 2023 is expected to be determined in a subsequent period. Once such bonuses, if any, are determined, such amounts will be disclosed in a filing under Item 5.02(f) of Form 8-K.
The amounts reported for 2021 and 2020 represent discretionary cash bonuses earned by our NEOs in the applicable fiscal year and paid in the following fiscal year.
(3)The amounts shown in Column (e) reflect the grant date fair value of RSU awards calculated on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with ASC Topic 718. For the avoidance of doubt, the company did not grant RSU awards to our NEOs in 2022. Amounts shown in Column (f) reflect the grant date fair value of option awards as determined in accordance with ASC Topic 718. With respect to the fiscal year ended December 31, 2022, see “Grants of Plan-Based Awards” table for information on how these amounts related to option awards were determined.
(4)The amount of performance-based cash bonuses awarded by the Compensation Committee for accomplishments in 2022 is not calculable through the date of this proxy statement. The amount of performance-based bonuses earned in 2022, if any, to be paid in 2023 is expected to be determined in a subsequent period. Once such bonuses, if any, are determined, such amounts will be disclosed in a filing under Item 5.02(f) of Form 8-K.
The amounts reported for 2021 represent performance-based cash bonuses earned by our NEOs in 2021 and paid in 2022 under our 2021 non-equity incentive bonus plan.
(5)See “All Other Compensation – Other Compensation and Perquisites” below for a description of amounts received by our NEOs for the fiscal year ended December 31, 2022.
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All Other Compensation – Other Compensation and Perquisites
The following table provides the detail of all other compensation provided to our NEOs for the fiscal year ended December 31, 2022:

Name	Company Contributions to Retirement Plans (1) ($)	Director Fees Earned ($)	Reimbursement of Personal Life Insurance Premiums (2) ($)	Total ($)

Richard Adcock	9,488	—	49,202	58,690
David Sachs	12,288	—	—	12,288
Patrick Soon-Shiong	12,232	—	—	12,232
_______________
(1)Amounts shown represent employer contributions made to the company’s 401(k) plan for our NEOs.
(2)Amount shown represents reimbursement of premiums associated with Mr. Adcock’s personal life insurance policies pursuant to the terms of his Offer of Employment letter dated October 20, 2020 and related tax neutrality payments to make such reimbursements tax neutral to Mr. Adcock.
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Grants of Plan-Based Awards
The following table sets forth summary information regarding grants of plan-based awards made to our NEOs for the fiscal year ended December 31, 2022:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)		Target ($) (d)	Target (#) (g)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Share) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)

Richard Adcock	3/23/2022	(1)	398,000
	3/23/2022	(2)		350,000	—	5.83	1,538,734
	3/23/2022	(3)			350,000	5.83	1,620,323
David Sachs	3/23/2022	(1)	266,000
	3/23/2022	(4)		125,000	—	5.83	549,548
	3/23/2022	(5)			125,000	5.83	578,687
Patrick Soon-Shiong	3/23/2022	(1)	310,500
	3/23/2022	(2)		350,000	—	5.83	1,538,734
	3/23/2022	(3)			350,000	5.83	1,620,323
_______________
(1)Amounts shown in Column (d) represent performance-based cash awards granted under the company’s performance bonus plan shown at 100% of target calculated as follows: for Mr. Adcock, 50% of his annual salary ($796,000); for Mr. Sachs, 50% of his annual salary ($532,000); and Dr. Soon-Shiong, 50% of his annual salary ($621,000). The company’s non-equity incentive plan for 2022 does not have a threshold or maximum payout. The amount of performance-based cash bonuses earned in 2022 is not calculable through the date of this proxy statement. The amount of 2022 performance-based bonuses, if any, to be paid in 2023 is expected to be determined in a subsequent period. Once such bonuses, if any, are determined, such amounts will be disclosed in a filing under Item 5.02(f) of Form 8-K.
(2)Amounts shown in Column (g) represent an option award to purchase 350,000 shares of the company’s common stock granted to each of Mr. Adcock and Dr. Soon-Shiong by the Compensation Committee of the Board pursuant to the 2015 Plan at an exercise price of $5.83 per share, the closing price as reported on the Nasdaq on March 23, 2022, the date of grant. Subject to the company’s attainment of a financial goal for the fiscal year ended December 31, 2022, one-third (1/3rd) of the shares subject to the option award shall vest in equal annual installments on each of the first, second and third anniversaries of the vesting commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date, subject to each of Mr. Adcock and Dr. Soon-Shiong continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date. The vesting commencement date for this option award is March 23, 2022. During the fiscal year ended December 31, 2022, the financial goal was met.
Amounts shown in Column (l) represent the grant date fair value of option awards granted determined in accordance with ASC Topic 718 using the Black-Scholes option pricing model with the following key assumptions: risk-free interest rate of 2.3%; expected term of 4.4 years; expected volatility of the price of our common stock of 108.1%; dividend yield of 0.0%; and an exercise price of $5.83 per share, the closing price as reported on the Nasdaq on March 23, 2022, the date of grant.
(3)Amounts shown in Column (j) represent an option award to purchase 350,000 shares of the company’s common stock granted to each of Mr. Adcock and Dr. Soon-Shiong by the Compensation Committee of the Board pursuant to the 2015 Plan at an exercise price of $5.83 per share, the closing price as reported on the Nasdaq on March 23, 2022, the date of grant. One-third (1/3rd) of the shares subject to the option award shall vest in equal annual installments on each of the first, second and third anniversaries of the vesting commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date, subject to each of Mr. Adcock and Dr. Soon-Shiong continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date. The vesting commencement date for this option award is March 23, 2022.
Amounts shown in Column (l) represent the grant date fair value of option awards granted determined in accordance with ASC Topic 718 using the Black-Scholes option pricing model with the following key assumptions: risk-free interest rate of 2.3%; expected term of 6.0 years; expected volatility of the price of our common stock of 99.9%; dividend yield of 0.0%; and an exercise price of $5.83 per share, the closing price as reported on the Nasdaq on March 23, 2022, the date of grant.
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(4)Amount shown in Column (g) represents an option award to purchase 125,000 shares of the company’s common stock granted to Mr. Sachs by the Compensation Committee of the Board pursuant to the 2015 Plan at an exercise price of $5.83 per share, the closing price as reported on the Nasdaq on March 23, 2022, the date of grant. Subject to the company’s attainment of a financial goal for the fiscal year ended December 31, 2022, one-third (1/3rd) of the shares subject to the option award shall vest in equal annual installments on each of the first, second and third anniversaries of the vesting commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date, subject to Mr. Sachs continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date. The vesting commencement date for this option award is March 23, 2022. During the fiscal year ended December 31, 2022, the financial goal was met.
Amount shown in Column (l) represents the grant date fair value of option awards granted determined in accordance with ASC Topic 718 using the Black-Scholes option pricing model with the following key assumptions: risk-free interest rate of 2.3%; expected term of 4.4 years; expected volatility of the price of our common stock of 108.1%; dividend yield of 0.0%; and an exercise price of $5.83 per share, the closing price as reported on the Nasdaq on March 23, 2022, the date of grant.
(5)Amount shown in Column (j) represents an option award to purchase 125,000 shares of the company’s common stock granted to Mr. Sachs by the Compensation Committee of the Board pursuant to the 2015 Plan at an exercise price of $5.83 per share, the closing price as reported on the Nasdaq on March 23, 2022, the date of grant. One-third (1/3rd) of the shares subject to the option award shall vest in equal annual installments on each of the first, second and third anniversaries of the vesting commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date, subject to Mr. Sachs continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date. The vesting commencement date for this option award is March 23, 2022.
Amount shown in Column (l) represents the grant date fair value of option awards granted determined in accordance with ASC Topic 718 using the Black-Scholes option pricing model with the following key assumptions: risk-free interest rate of 2.3%; expected term of 6.0 years; expected volatility of the price of our common stock of 99.9%; dividend yield of 0.0%; and an exercise price of $5.83 per share, the closing price as reported on the Nasdaq on March 23, 2022, the date of grant.
ImmunityBio, Inc.    | 26 |    2023 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth summary information regarding the outstanding equity awards held by our NEOs as of December 31, 2022:

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested (#) (1) (h)

Richard Adcock	250,000	500,000	(2)	—		23.72	2/5/2031	166,667	(3)	845,002
								155,180	(4)	786,763
	—	350,000	(5)	350,000	(6)	5.83	3/23/2032
David C. Sachs								136,793	(7)	693,541
	—	125,000	(8)	125,000	(9)	5.83	3/23/2032
Patrick Soon-Shiong	900,000	—		—		25.00	7/27/2025
	26,064	—		—		14.91	6/10/2031
	—	350,000	(5)	350,000	(6)	5.83	3/23/2032
_______________
(1)Amounts shown in Column (h) represent the market value of the unvested RSUs shown in Column (g) based on the closing price of $5.07 per share of the company’s common stock as reported on the Nasdaq on December 31, 2022.
(2)Amount shown in Column (c) represents 500,000 options granted to Mr. Adcock on February 5, 2021 that vest according to the following schedule: 250,000 options shall vest on each of the second (February 5, 2023) and third (February 5, 2024) anniversaries of the date of grant, such that all options shall be fully vested on the third anniversary of the date of grant, subject to Mr. Adcock remaining in “continuous service” (as defined in the 2015 Plan) through each applicable vesting date.
(3)Amount shown in Column (g) represents 166,667 RSUs granted to Mr. Adcock on February 5, 2021 that vest according to the following schedule: 83,333 of the shares subject to the RSU award shall vest on the second (February 5, 2023) and 83,334 of the shares shall vest on the third (February 5, 2024) anniversaries of the date of grant, such that all shares shall be fully vested on the third anniversary of the date of grant, subject to Mr. Adcock remaining in “continuous service” (as defined in the 2015 Plan) through each applicable vesting date.
(4)Amount shown in Column (g) represents 155,180 RSUs granted to Mr. Adcock on March 4, 2021 that vest according to the following schedule: 34,483 of the shares subject to the RSU award shall vest on each of December 31, 2023, December 31, 2024, and December 31, 2025 with the remaining 51,731 shares vesting on December 31, 2026, subject to Mr. Adcock remaining in “continuous service” (as defined in the grant agreement) through each applicable vesting date.
(5)Amounts shown in Column (c) represent 350,000 options granted to each of Mr. Adcock and Dr. Soon-Shiong that vest according to the following schedule: one-third (1/3rd) of the shares subject to the option shall vest in equal annual installments on each of the first, second and third anniversaries of the vesting commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date, subject to each of Mr. Adcock and Dr. Soon-Shiong continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date.
(6)Amounts shown in Column (d) represent 350,000 options granted to each of Mr. Adcock and Dr. Soon-Shiong. Subject to the company’s attainment of a financial goal for the fiscal year ended December 31, 2022, one-third (1/3rd) of the shares subject to the option shall vest in equal annual installments on each of the first, second and third anniversaries of the vesting commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date, subject to each of Mr. Adcock and Dr. Soon-Shiong continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date. During the fiscal year ended December 31, 2022, the financial goal was met.
(7)Amount shown in Column (g) represents 136,793 RSUs granted to Mr. Sachs on March 4, 2021 that vest according to the following schedule: 30,397 of the shares subject to the RSU award shall vest on each of December 31, 2023, December 31, 2024, and December 31, 2025 with the remaining 45,602 shares vesting on December 31, 2026, subject to Mr. Sachs remaining in “continuous service” (as defined in the grant agreement) through each applicable vesting date.
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(8)Amount shown in Column (c) represents 125,000 options granted to Mr. Sachs that vest according to the following schedule: one-third (1/3rd) of the shares subject to the option shall vest in equal annual installments on each of the first, second and third anniversaries of the vesting commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date, subject to Mr. Sachs continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date.
(9)Amount shown in Column (d) represents 125,000 options granted to Mr. Sachs. Subject to the company’s attainment of a financial goal for the fiscal year ended December 31, 2022, one-third (1/3rd) of the shares subject to the option shall vest in equal annual installments on each of the first, second and third anniversaries of the vesting commencement date, such that all shares shall be fully vested on the third anniversary of the vesting commencement date, subject to Mr. Sachs continuing to be a “service provider” (as defined in the 2015 Plan) through each applicable vesting date. During the fiscal year ended December 31, 2022, the financial goal was met.

Equity Compensation Plan Information
The following table summarizes information about our equity compensation plans as of December 31, 2022. All outstanding option awards relate to our common stock.

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders (1), (2), (3), (4)	15,814,314	$9.87	18,382,213
Equity compensation plan not approved by security holders	—		—
Total	15,814,314		18,382,213
_______________
(1)The equity compensation plans approved by security holders are the 2014 Plan and the 2015 Plan. The 2014 Plan has terminated as to future grants. The amount shown in Column (a) with respect to the 2014 Plan includes 503,493 shares issuable upon the exercise of vested stock options. The amount shown in Column (a) with respect to the 2015 Plan includes 8,334,489 shares issuable upon the exercise of vested stock options and 2,615,574 shares issuable upon the vesting of RSU awards.
(2)The 2015 NC Plan was approved by security holders in conjunction with the Merger. The 2015 NC Plan has terminated as to future grants. The amount shown in Column (a) with respect to this plan includes 424,944 shares issuable upon the exercise of vested stock options and 3,935,814 shares issuable upon the vesting of RSU awards.
(3)The amount shown in Column (b) is the weighted average exercise price for stock options outstanding.
(4)The amount shown in Column (c) is the number of shares available for grant under the 2015 Plan.
ImmunityBio, Inc.    | 28 |    2023 Proxy Statement

Director Compensation
The compensation policy for the company’s non-employee directors is intended to be competitive and fair so that we can attract the best talent to the Board. In addition to cash compensation, we provide equity awards and have stock ownership guidelines to align the directors’ interests with those of our stockholders and to focus on the long-term growth of the company. We reimburse our directors for expenses associated with attending Board and committee meetings. Directors who are employees of the company receive no compensation for serving on the Board, attending Board meetings or, in the case of Dr. Soon-Shiong, serving as the Executive Chairman of the Board and participating on Board committees. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.

2022 Director Compensation Policy

Position	Annual Cash Retainer ($)	Equity Awards (Grant Date Fair Value) ($)

Executive Chairman of the Board	35,000

Non-Employee Director Annual Base Retainer:	50,000
Lead Independent Director	20,000
Initial stock option grant upon appointment to the Board		300,000
Annual stock option grant upon re-election to the Board		400,000

Committee Chair Retainers:
Audit Committee	10,000
Compensation Committee	10,000
Nominating and Corporate Governance Committee	7,500
Related Party Transaction Committee	7,500
Special Committee	15,000

Committee Member Retainers:
Audit Committee	10,000
Compensation Committee	10,000
Nominating and Corporate Governance Committee	7,500
Related Party Transaction Committee	7,500
Special Committee	15,000

Director Compensation Policy Changes for 2023
In March 2023, after reviewing data provided by Mercer, an independent compensation consultant, regarding practices at comparable companies and other factors, the Compensation Committee recommended, and the Board approved an increase in the annual cash retainer for the Lead Independent Director from $20,000 to $30,000, effective as of the date of approval. All other components of the director compensation policy for 2023 remained unchanged over the prior year.

Other Compensation Details
Our director compensation policy provides that in any given fiscal year, a non-employee director may not receive cash compensation and equity awards with an aggregate value greater than $750,000 (determined in accordance with U.S. GAAP). Any cash compensation paid or awards granted to an individual for his or her services as an employee or a consultant (other than as a non-employee director) will not count for purposes of this limitation.
ImmunityBio, Inc.    | 29 |    2023 Proxy Statement

Equity Awards
With respect to the automatic initial grant to new non-employee directors, each grantee shall receive an initial stock option award to purchase shares of our common stock at a per-share exercise price equal to the fair market value of a share of our common stock on the first trading date on which the trading window under our Insider Trading Policy opens after becoming a non-employee director, and such option shall have a Black-Scholes value of $300,000 as computed by ASC Topic 718 on the grant date. The initial award shall vest in three equal installments on each anniversary of the date the applicable non-employee director’s service commenced, in each case subject to the non-employee director continuing to be a service provider through the applicable vesting date.
With respect to the automatic annual grants to all continuing non-employee directors, such grant will be made on the date of each annual meeting of stockholders, and such option shall have a Black-Scholes value of $400,000 as computed in accordance with ASC Topic 718 on the grant date. The annual award will vest on the earlier of the one-year anniversary of the date the annual award is granted, or the day prior to the date of the annual meeting next following the date the annual award is granted, in each case, subject to the non-employee director continuing to be a service provider through the applicable vesting date.
The 2015 Plan provides that in the event of a merger or change in control, as defined in the 2015 Plan, each outstanding equity award granted under the 2015 Plan held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and all of the shares subject to such award will become fully exercisable, if applicable.

Non-Employee Director Stock Ownership Policy
Each non-employee director is expected to have equity holdings of the company with a value equivalent of at least three times his or her annual base retainer (not including retainers for serving as Chairperson of the Board, Lead Independent Director or as a member or Chair of any Board committee) and to maintain this minimum amount of stock ownership throughout his or her tenure on the Board. Non-employee Board members who were members of the Board on or before December 1, 2020 are expected to achieve the applicable level of stock ownership on or before the fifth anniversary date of December 1, 2020. Non-employee directors who joined the Board after December 1, 2020 are expected to achieve the applicable level of stock ownership on or before five-year anniversary of joining the Board. Minimum equity holdings can be satisfied by the following: shares directly-owned by the non-employee director; shares indirectly-held by the non-employee director or his or her immediate family members; shares subject to RSUs or other awards that have vested for which the non-employee has elected to defer the settlement to a date beyond the vesting date; and shares underlying RSUs and other awards that are vested or unvested for which the only requirement to earn the award is continued service to the company or its subsidiaries.
ImmunityBio, Inc.    | 30 |    2023 Proxy Statement

Director Compensation Table
The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2022. Dr. Soon-Shiong, Mr. Adcock and Dr. Simon are not included in the table below as they are employees of the company and thus receive no compensation for their service as a director.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (1)(2) (d)	Total ($) (h)

Michael D. Blaszyk	109,260	400,000	509,260
John Owen Brennan	72,500	400,000	472,500
Wesley Clark	65,000	400,000	465,000
Cheryl L. Cohen	82,500	400,000	482,500
Linda Maxwell	86,003	400,000	486,003
Christobel Selecky	69,260	400,000	469,260
_______________
(1)Amounts shown in Column (d) represent the aggregate grant date fair value of stock option awards calculated in accordance with ASC Topic 718 without regard to estimated forfeitures. See Note 13, Stock-Based Compensation, of the “Notes to Consolidated Financial Statements” that appear in Part II, Item 8. “Financial Statements and Supplementary Data” of the company’s Annual Report for the fiscal year ended December 31, 2022 filed with the SEC on March 1, 2023 for a discussion of valuation assumptions made in determining the grant date fair value of stock option awards.
(2)Amounts shown in Column (d) represent the grant date fair value of 167,937 stock option awards made on June 14, 2022 to independent directors upon their re-election to the Board.
As of December 31, 2022, our non-employee directors held the following outstanding option awards:
•each of Mr. Blaszyk and Ms. Cohen held 100,000 vested options exercisable at $6.21 per share, 26,064 vested options exercisable at $14.91 per share, and 167,937 unvested options at an exercise price of $2.98 per share; and
•each of Mr. Brennan, Gen. Clark, Dr. Maxwell and Ms. Selecky held 26,064 vested options exercisable at $14.91 per share, 7,291 vested options exercisable at $17.24 per share, 14,582 unvested options at an exercise price of $17.24 per share, and 167,937 unvested options at an exercise price of $2.98 per share.

Pay Versus Performance
The following table sets forth information concerning: (1) the compensation of our principal executive officer (PEO) and the average compensation for our Non-PEO NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of the fiscal years ended December 31, 2022 and 2021, (2) our cumulative total shareholder return (TSR), and (3) our net loss over such years in accordance with SEC rules for each such fiscal year.

Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On: _________________ Total Shareholder Return ($) (4) (f)
Year (a)	Summary Compensation Table Total for PEO ($) (1) (2) (b)	Compensation Actually Paid to PEO ($) (3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1) (2) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3) (e)		Net Loss ($M) (5) (h)

2022	4,008,507	2,751,454	2,724,907	2,481,143	38.03	(417.3)
2021	29,016,727	10,356,288	2,888,272	1,170,404	45.61	(349.8)
ImmunityBio, Inc.    | 31 |    2023 Proxy Statement

_______________
(1)The following individuals are our NEOs for the following fiscal years ended December 31:

Year	PEO	Non-PEO NEOs

2022	Richard Adcock	Dr. Patrick Soon-Shiong and David Sachs
2021	Richard Adcock	Dr. Patrick Soon-Shiong and David Sachs
(2)Amounts shown in Columns (b) and (d) represent the total compensation reported for Mr. Adcock and an average for our Non-PEO NEOs for each corresponding fiscal year in the “Total” column of the Summary Compensation Table. Values shown above for the fiscal year ended December 31, 2022 do not incorporate discretionary cash bonuses and/or performance-based bonuses awarded by the Compensation Committee for accomplishments in 2022 as they are not calculable through the date of this proxy statement. The amount of discretionary cash bonuses and/or performance-based bonuses earned in 2022, if any, to be paid in 2023 is expected to be determined in a subsequent period. Once such bonuses, if any, are determined, such amounts will be disclosed in a filing under Item 5.02(f) of Form 8-K.
(3)Amounts shown in Columns (c) and (e) represent the actual compensation paid to Mr. Adcock and an average for our Non-PEO NEOs for each corresponding fiscal year in the “Total” column of the Summary Compensation Table, adjusted as follows:

	2022		2021
Adjustments	Mr. Adcock	Average Non-PEO NEOs	Mr. Adcock	Average Non-PEO NEOs

Deduction for Amounts Reported under the “Stock Awards” column in the Summary Compensation Table for Applicable FY	$(3,159,057)	$(2,143,646)	$(27,842,124)	$(2,302,057)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	2,949,807	2,001,654	5,537,916	495,353
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	3,643,769	88,836
Deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 78 Fair Value from Prior FY End to Applicable FY End	(851,932)	(69,080)	—	—
Deduction for Awards Granted during Prior FY that Vested during Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(195,871)	(32,691)	—	—
Total adjustments	$(1,257,053)	$(243,763)	$(18,660,439)	$(1,717,868)
(4)Amounts shown in Column (f) represent the value of a fixed investment of $100 in the company’s common stock based on cumulative TSR as of the end of each fiscal year. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (December 31, 2020 – December 31, 2022), assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The company has never paid cash dividends on its common stock. Share price data was collected using S&P Capital IQ.
(5)Amounts shown in Column (h) represent the net loss reported in the company’s audited consolidated financial statements that appear in Part II, Item 8. “Financial Statements and Supplementary Data” of our Annual Report for the fiscal year ended December 31, 2022 filed with the SEC on March 1, 2023.
ImmunityBio, Inc.    | 32 |    2023 Proxy Statement

Narrative Disclosure to Pay Versus Performance Table
Relationship between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our Non-PEO NEOs, with (i) our cumulative TSR, and (ii) our net loss, in each case, for the fiscal years ended December 31, 2022 and 2021, respectively.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.
Compensation Actually Paid vs Total Shareholder Return

$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Compensation Actually Paid
$120
$100
$80
$60
$40
$20
$0
Cumulative TSR
(Value of Initial $100 Investment)
2021
2022
PEO
Average for Non-PEO NEOs
ImmunityBio, Inc. TSR

ImmunityBio, Inc.    | 33 |    2023 Proxy Statement

Compensation Actually Paid vs Net Loss

$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Compensation Actually Paid
$0
-$100
-$200
-$300
-$400
-$500
-$600
Net Loss (in millions)
2021
2022
PEO
Average for Non-PEO NEOs
Net Loss

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information, as of April 17, 2023, with respect to the holdings of (i) each person who is the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer, and (iv) all of our current directors and executive officers as a group. Beneficial ownership representing less than 1% is denoted with an asterisk (*) in the table below.
Beneficial ownership of our common stock is determined in accordance with the rules of the SEC and includes any shares of common stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of April 17, 2023.
Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 435,923,104 shares of common stock outstanding as of April 17, 2023 plus, for each individual, any securities that individual has the right to acquire within 60 days of that date.
ImmunityBio, Inc.    | 34 |    2023 Proxy Statement

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned

5% Stockholders:
Patrick Soon-Shiong, M.D., FRCS (C), FACS (2)	371,606,049	76.73%
Cambridge Equities, LP (3)	261,705,814	60.03%
Other Directors and Named Executive Officers:
Richard Adcock (4)	918,916	*
David Sachs (5)	134,632	*
Michael D. Blaszyk (6)	487,668	*
John Owen Brennan (7)	208,583	*
Wesley Clark (8)	209,583	*
Cheryl L. Cohen (9)	494,618	*
Linda Maxwell, M.D., M.B.A., FRCSC (7)	208,583	*
Christobel Selecky (7)	208,583	*
Barry J. Simon, M.D. (10)	3,900,497	*
All directors and executive officers as a group (11 persons) (11)	378,403,504	77.63%
________________
(1)The address of each of the individuals and entities named in the table above is c/o ImmunityBio, Inc., 3530 John Hopkins Court, San Diego, California 92121.
(2)Consists of (i) 261,705,814 shares held by Cambridge (ii) 29,473,932 shares directly held by Dr. Soon-Shiong, (iii) 9,986,920 shares held by NantWorks, (iv) 8,383,414 shares held by NantBio, Inc., (v) 7,976,159 shares held by California Capital Equity, LLC, (vi) 5,618,326 shares held by the Chan Soon-Shiong Family Foundation, (vii) 100,000 shares held by Nant Capital, LLC (Nant Capital), (viii) 29,118,915 shares that Nant Capital has the right to acquire within 60 days of April 17, 2023 pursuant to the conversion of promissory notes, (ix) 10,746,878 shares that NantMobile, LLC has the right to acquire within 60 days of April 17, 2023 pursuant to the conversion of a promissory note, (x) 7,336,293 shares that NantCancerStemCell, LLC has the right to acquire within 60 days of April 17, 2023 pursuant to the conversion of a promissory note, and (xi) 1,159,398 shares issuable upon the exercise of stock options that were exercisable as of April 17, 2023.
(3)Consists of 261,705,814 shares held by Cambridge. MP 13 Ventures, LLC (MP 13 Ventures) is the general partner of Cambridge and thus may be deemed to have beneficial ownership of the shares held by Cambridge. Dr. Soon-Shiong, Executive Chairman of the Board and Global Chief Scientific and Medical Officer of the company, is the sole member of MP 13 Ventures and has voting and dispositive power over the shares held by Cambridge.
(4)Consists of (i) 185,582 shares directly held by Mr. Adcock and (ii) 733,334 shares issuable upon the exercise of stock options that were exercisable as of April 17, 2023.
(5)Consists of (i) 51,298 shares directly held by Mr. Sachs and (ii) 83,334 shares issuable upon the exercise of stock options that were exercisable as of April 17, 2023.
(6)Consists of (i) 193,667 shares directly held by Mr. Blaszyk, (ii) 126,064 shares issuable upon the vesting of stock options that were exercisable as of April 17, 2023, and (iii) 167,937 shares issuable upon the exercise of stock options vesting within 60 days of April 17, 2023.
(7)Consists of (i) 40,646 shares issuable to Mr. Brennan, Dr. Maxwell and Ms. Selecky upon the exercise of stock options that were exercisable as of April 17, 2023 and (ii) 167,937 shares issuable upon the exercise of stock options vesting within 60 days of April 17, 2023.
(8)Consists of (i) 1,000 shares directly held by Gen. Clark, (ii) 40,646 shares issuable upon the exercise of stock options that were exercisable as of April 17, 2023, and (iii) 167,937 shares issuable upon the exercise of stock options vesting within 60 days of April 17, 2023.
ImmunityBio, Inc.    | 35 |    2023 Proxy Statement

(9)Consists of (i) 200,617 shares directly held by Ms. Cohen, (ii) 126,064 shares issuable upon the exercise of stock options that were exercisable as of April 17, 2023, and (iii) 167,937 shares issuable upon the exercise of stock options vesting within 60 days of April 17, 2023.
(10)Consists of (i) 3,031,456 shares directly held by Dr. Simon and (ii) 869,041 shares issuable upon the exercise of stock options that were exercisable as of April 17, 2023.
(11)Consists of (i) 33,137,552 shares directly held, (ii) 293,770,633 shares indirectly held, (iii) 29,118,915 shares that Nant Capital has the right to acquire within 60 days of April 17, 2023 pursuant to the conversion of promissory notes, (iv) 10,746,878 shares that NantMobile, LLC has the right to acquire within 60 days of April 17, 2023 pursuant to the conversion of a promissory note, (v) 7,336,293 shares that NantCancerStemCell, LLC has the right to acquire within 60 days of April 17, 2023 pursuant to the conversion of a promissory note, (vi) 3,264,581 shares issuable upon the exercise of stock options that were exercisable as of April 17, 2023, (vii) 1,007,622 shares issuable upon the exercise of stock options vesting within 60 days of April 17, 2023, and (viii) 21,030 shares issuable upon the vesting of RSUs within 60 days of April 17, 2023.
ImmunityBio, Inc.    | 36 |    2023 Proxy Statement

Proposal 2 – Ratification of Selection of Independent Registered Public Accountants

Ratification of Selection of Independent Registered Public Accountants
At the Annual Meeting, stockholders are being asked to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholder ratification of the selection of Ernst & Young LLP is not required by our amended and restated bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the selection is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young LLP is expected to attend the Annual Meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.
Required Vote
Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative “FOR” vote of a majority of the shares present live via the Internet or represented by proxy at the Annual Meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS IMMUNITYBIO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
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Audit Matters

Audit Committee Report
The Audit Committee is a committee of the Board comprised solely of independent directors as required by Nasdaq corporate governance rules and the rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the Board, which is available on our corporate website at ir.immunitybio.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
With respect to its financial reporting process, the company’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing its consolidated financial statements. The company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of its consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and to issue a report thereon. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with the company’s management;
•discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB; and
•received written disclosures and letters from Ernst & Young LLP, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP that firm’s independence.
Based on the Audit Committee’s review of the audited financial statements and various discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC. The Audit Committee has also appointed Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Audit Committee

Michael Blaszyk (Chair)
Cheryl L. Cohen
Linda Maxwell
Christobel Selecky
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Fees Paid to Independent Registered Public Accounting Firm
The following table presents the aggregate fees for services provided to us by Ernst & Young LLP, our independent registered public accounting firm, during the fiscal years ended December 31, 2022 and 2021:

	Fiscal Year Ended December 31,
	2022	2021

Audit fees (1)	$2,724,500	$2,863,950
Audit-related fees	—	—
Tax fees (2)	200,515	216,013
All other fees	—	—
Total (3)	$2,925,015	$3,079,963
_______________
(1)Audit fees consist of fees incurred for professional services provided by Ernst & Young LLP for audit and quarterly reviews of our financial statements and related services that are normally provided in connection with statutory and regulatory filings or engagements. For the fiscal years ended December 31, 2022 and 2021, professional fees included an audit of internal control over financial reporting.
(2)Tax fees consist of various permissible tax compliance and tax advisory services fees provided by Ernst & Young LLP.
(3)Total fees for the fiscal year ended December 31, 2021 do not include fees associated with NantCell, Inc. prior to the completion of the Merger.
Pre-Approval Policies and Procedures
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and the company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. All services provided to us by and audit fees paid to Ernst & Young LLP during the fiscal years ended December 31, 2022 and 2021 described above were pre-approved by the Audit Committee.
Auditor Independence
During the fiscal years ended December 31, 2022 and 2021, there were no other professional services provided by Ernst & Young LLP that would have required the Audit Committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Annual Report on Form 10-K
Our Annual Report on Form 10-K, which contains the audited financial statements of the company for the fiscal year ended December 31, 2022, accompanies this proxy statement, but is not part of the company’s soliciting materials.
Stockholders may obtain, without charge, a copy of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 1, 2023, including the consolidated financial statements and schedules thereto, without the accompanying exhibits, by: writing to Investor Relations at our principal executive offices, contacting Broadridge by telephone at 800-579-1639 or sending an email to Investors@immunitybio.com. The company’s Annual Report on Form 10-K is also available online on our website at ir.immunitybio.com under “SEC Filings” and the SEC website at sec.gov.
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Certain Relationships and Related-Party Transactions
The following is a summary of transactions since January 1, 2021 to which we have been, or plan to be, a party in which the annual amount involved exceeded, or is expected to exceed, $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement titled “Executive Compensation.” For information regarding Cambridge, including the basis of control and the percentage of voting securities owned, see “Security Ownership of Certain Beneficial Owners and Management.”

Cambridge Investment
On December 23, 2014, we entered into a subscription and investment agreement (Cambridge Subscription Agreement), a registration rights agreement (Cambridge Registration Rights Agreement), and a reclassification agreement (Reclassification Agreement) with Cambridge relating to the private placement of our Class A common stock. In the private placement, we issued to Cambridge an aggregate of 25,191,473 shares of Class A common stock at a price of $1.89 per share. We received aggregate gross proceeds of $47.5 million from Cambridge’s investment. Dr. Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer, controls the entity that is the general partner of Cambridge, which beneficially owns approximately 60.03% of our common stock as of April 17, 2023.
Cambridge Subscription Agreement. Cambridge agreed in the Cambridge Subscription Agreement that, until the earlier of the consummation of our initial public offering (IPO) and December 23, 2015, neither it nor any of its affiliates shall acquire, including by way of the acquisition of control of another entity, beneficial ownership of any shares of our common stock which, when aggregated with all of the other shares of our common stock beneficially owned by Cambridge and its affiliates, would cause the total number of shares of our common stock beneficially owned by Cambridge and its affiliates to exceed 49.9% of our outstanding shares of common stock. The Cambridge Subscription Agreement was amended pursuant to a letter agreement dated January 20, 2015, to remove the limitation on Class A common stock beneficially owned by Cambridge in exchange for Cambridge agreeing to vote its shares in favor of certain matters approved by a majority of the Board.
Cambridge Registration Rights Agreement. Under the terms of the Cambridge Registration Rights Agreement, we provided Cambridge with a right to demand registration of the shares of common stock issued under the Cambridge Subscription Agreement. We also granted to Cambridge “piggyback” registration rights exercisable at any time that allow them to include the shares of our common stock that they own in any public offering of equity securities initiated by us for our own account or the account of others (other than those public offerings pursuant to registration statements on forms that do not permit registration for resale by them). These “piggyback” registration rights are not available with respect to any shares of our common stock held by Cambridge which are eligible for resale pursuant certain exemptions from registration under the Securities Act of 1933, as amended (the Securities Act) or that are the subject of a then-effective registration statement. Cambridge agreed to waive its registration rights with respect to our IPO in July 2015.
Cambridge Reclassification Agreement. Pursuant to the Reclassification Agreement, we agreed together with Cambridge, Bio IP Ventures, LLC, and Bonderman Family Limited Partnership subject to the effectiveness of certain transactions, to take all necessary actions and to vote such shares necessary to convert all of our issued and outstanding shares of Series B preferred stock into Class A common stock, all of our issued and outstanding Series C preferred stock into Class B common stock, and to reclassify all of our Series B preferred stock, Series C preferred stock and Class B common stock into our Class A common stock by filing an amendment to our certificate of incorporation.
Cambridge Nominating Agreement. On June 18, 2015, we entered into the Cambridge Nominating Agreement, pursuant to which Cambridge has the right to designate one individual to be nominated and recommended for election by the Board for as long as Cambridge and/or its affiliates directly own more than 20% of the issued and outstanding shares of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions. Dr. Soon-Shiong, who controls the entity that is the general partner of Cambridge and has the sole power to vote or direct to vote and the sole power to dispose or direct the disposition, was selected by Cambridge to hold this Board seat. The Cambridge director nominee shall be nominated and recommended for election by the Board or other duly authorized committee, subject to any applicable limitations imposed by the DGCL, the Board’s fiduciary duties to our stockholders and any other applicable law. Cambridge’s right to have a designee nominated or appointed to serve on the Board shall automatically terminate whenever Cambridge owns less than 20% of our issued and outstanding shares of common stock.
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Related-Party Debt
All references to consolidated financial statements in this section relate to the audited consolidated financial statements of ImmunityBio, Inc. and subsidiaries that appear in Part II, Item 8. “Financial Statements and Supplementary Data” of our Annual Report for the fiscal year ended December 31, 2022 filed with the SEC on March 1, 2023.
$125.0 million Variable-Rate Promissory Note
On August 31, 2022, the company executed a $125.0 million promissory note with Nant Capital, an affiliated entity of the company due to the common control of our Executive Chairman and Global Chief Scientific and Medical Officer. This note bears interest at Term Secured Overnight Financing Rate (Term SOFR) plus 8.0% per annum. The accrued interest on this note shall be payable quarterly on the last business day of March, June, September and December, commencing on September 30, 2022. The outstanding principal amount and any accrued and unpaid interest are due on December 31, 2023. The company may prepay this note at any time, in whole or in part, without premium or penalty.
The company received net proceeds of $124.4 million, net of a $0.6 million origination fee paid to the lender. The interest paid in cash amounted to $5.2 million for the fiscal year ended December 31, 2022.
$300.0 million Variable-Rate Promissory Note
On August 31, 2022, the company amended and restated its $300.0 million variable-rate promissory note with Nant Capital. Prior to the amendment and restatement, the outstanding balance due under the promissory note was due and payable on December 17, 2022, the loan bore interest at Term SOFR + 5.4%, which was payable quarterly commencing on March 17, 2022, and the company could and can continue to prepay the outstanding principal (together with accrued and unpaid interest), in whole or in part, upon five business days’ prior written notice to the lender.
The terms of this promissory note were amended and restated to extend the maturity date of the loan to December 31, 2023, increase the interest rate on the loan to Term SOFR + 8.0% per annum, and reset the quarterly interest payment date from the 17th of the month to the last business day of March, June, September and December, commencing on September 30, 2022. No other material terms or conditions of this variable-rate promissory note were modified as part of the August 31, 2022 amendment and restatement. The interest paid in cash amounted to $27.4 million for the fiscal year ended December 31, 2022.
In the event of a default on the loan (as defined in both the original and amended and restated promissory notes), including if the company does not repay the loan at maturity, the company had and continues to have the right, at its sole option, to convert the outstanding principal amount and accrued and unpaid interest due under this note into fully paid and non-assessable shares of the company’s common stock at a price per share equal to $5.67.
Fixed-Rate Convertible Promissory Notes
On August 31, 2022, the company also amended and restated an aggregate of $315.1 million (including outstanding principal and accrued and unpaid interest) of fixed-rate promissory notes held by entities affiliated with Dr. Soon-Shiong. Prior to the amendments and restatements, these notes bore and continue to bear interest at a per annum rate ranging from 3.0% to 6.0%, provide that the outstanding principal was and continues to be due and payable on September 30, 2025, and accrued and unpaid interest was or continues to be payable either upon maturity or, with respect to one of the notes, on a quarterly basis. Prior to the amendments and restatements, the company could and can continue to prepay the outstanding principal (together with accrued and unpaid interest), either in whole or in part, at any time without premium or penalty and without the prior consent of the lender, now subject to an advance notice period of at least five business days during which the lender can convert the amount requested to be prepaid by the company into shares of the company’s common stock, as part of the amendment and restatement described below.
The terms of these fixed-rate promissory notes were amended and restated to include a conversion feature that gives each lender the right at any time, including upon notice of prepayment, at its sole option, to convert the entire outstanding principal amount and accrued and unpaid interest due under each note at the time of conversion into shares of the company’s common stock at a price of $5.67 per share. No other material terms or conditions of these fixed-rate promissory notes were modified as part of the August 31, 2022 amendments and restatements.
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Since all of the above promissory notes were entered into or amended at the same time and with entities under common control, the company determined that the promissory notes were required to be evaluated collectively to accurately capture the economics of the transactions entered in contemplation of each other and contemporaneously. ASC 470-50, Debt – Modifications and Extinguishments, provides that a modification or an exchange that adds or eliminates a substantive conversion option as of the conversion date would always be considered substantial and require extinguishment accounting. Accordingly, as a result of the addition of the conversion feature to the fixed-rate promissory notes, the fixed-rate promissory notes and the variable-rate promissory notes were determined to be extinguished given the contemporaneous nature of the amendments. The company performed a valuation of the fixed-rate promissory notes and variable-rate promissory notes before and after amendments. Under this model, the company calculated a gain on extinguishment of $82.9 million, representing the difference between the fair value of the new and amended promissory notes and the carrying value of the extinguished debt, net of any unamortized related-party notes discounts plus the cash proceeds from the new promissory note. Since the debt was obtained from entities under common control, such gain was recorded in additional paid-in capital, on the consolidated statement of stockholders’ deficit for the fiscal year ended December 31, 2022. Also, the difference between face values of the new and amended promissory notes (and accrued interest on the date of the amendment) and the fair values of the new and restated promissory notes was recorded as a debt discount to be amortized as interest expense over the remaining term (or until conversion in the case of fixed-rate promissory notes) of the respective promissory notes. The company recorded amortization of related-party notes discounts totaling $16.3 million in interest expense, on the consolidated statement of operations during the fiscal year ended December 31, 2022.
The fair values of the promissory notes without a holder conversion option were estimated using discounted cash flow analyses, based on market rates available to the company for similar debt at issuance after consideration of default and credit risk and the level of subordination. The fair values of the fixed-rate promissory notes, which were each modified to include a holder conversion option, were determined based on a binomial lattice convertible note model. The analysis involved the construction of various intermediate lattices: stock price tree, conversion value tree, conversion probability tree, and discount rate tree. Since certain of the factors analyzed are considered to be unobservable inputs, both the discounted cash flow model and the lattice model are considered to be Level 3 valuations. Significant unobservable inputs used for the discounted cash flow analysis included market yields from 18.0% to 24.8% and a risk free rate of 4.1%, and the significant unobservable inputs used for the binomial lattice model included a volatility of 84.9%, a market yield of 17.4% and a risk free rate of 3.5%.
$50.0 million Variable-Rate Promissory Note
On December 12, 2022, the company executed a $50.0 million promissory note with Nant Capital. This note bears interest at Term SOFR plus 8.0% per annum. The accrued interest on this note shall be payable quarterly on the last business day of March, June, September and December, commencing on December 30, 2022. The outstanding principal amount and any accrued and unpaid interest are due on December 31, 2023. The company may prepay the outstanding principal amount, together with any accrued interest at any time, in whole or in part, without premium or penalty. The company must prepay the outstanding principal amount, together with any accrued interest, if requested by the holder, following the successful closing of a strategic collaboration transaction with a large biopharmaceutical company.
The company received net proceeds of $49.7 million, net of a $0.3 million origination fee paid to the lender. The interest paid in cash amounted to $0.3 million for the fiscal year ended December 31, 2022.
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Our related-party debt is summarized below (in thousands):

	Balances at December 31, 2022
	Maturity Year	Interest Rate	Outstanding Advances	Accrued Interest Added to Note	Less: Unamortized Discounts	Total

Related-Party Notes:
Nant Capital (1)	2023	Term SOFR + 8.0%	$475,000	$—	$43,099	$431,901
Related-Party Convertible Notes:
Nant Capital	2025	5.0%	55,226	9,320	5,188	59,358
Nant Capital	2025	6.0%	50,000	7,039	4,068	52,971
Nant Capital	2025	6.0%	40,000	—	2,580	37,420
NantMobile, LLC	2025	3.0%	55,000	5,110	5,978	54,132
NantCancerStemCell, LLC	2025	5.0%	33,000	7,684	3,294	37,390
Total related-party convertible notes			233,226	29,153	21,108	241,271
Total related-party debt			$708,226	$29,153	$64,207	$673,172
_______________
(1)The interest rate on our related-party variable-rate notes as of December 31, 2022 was 12.59%.
Conversion of Fixed-Rate Promissory Note due 2025
On December 12, 2022, the company received written notice from NantWorks, the holder of the existing convertible promissory note of NantCell, Inc., a wholly-owned subsidiary of the company (the Existing Note), of its election to convert the entire outstanding principal and accrued interest under the Existing Note into shares of the company’s common stock. As of such date, the entire outstanding principal amount and accrued and unpaid interest due under the Existing Note, net of unamortized discount, was approximately $51.9 million, which were converted into 9,986,920 shares of the company’s common stock at a price of $5.67 per share in accordance with the terms of the Existing Note.

	Balances at December 31, 2021
	Maturity Year	Interest Rate	Outstanding Advances	Accrued Interest Added to Note	Less: Unamortized Debt Issuance Costs	Total

Related-Party Note:
Nant Capital (1)	2022	Term SOFR + 5.4%	$300,000	$674	$1,438	$299,236
Related-Party Convertible Notes:
Nant Capital	2025	5.0%	55,226	6,141	—	61,367
Nant Capital	2025	6.0%	50,000	3,810	—	53,810
Nant Capital	2025	6.0%	40,000	—	—	40,000
NantMobile	2025	3.0%	55,000	3,359	—	58,359
NantWorks	2025	5.0%	43,418	10,649	—	54,067
NCSC	2025	5.0%	33,000	5,746	—	38,746
Total related-party convertible notes			276,644	29,705	—	306,349
Total related-party debt			$576,644	$30,379	$1,438	$605,585
_______________
(1)The interest rate on our related-party variable-rate note as of December 31, 2021 was 5.47%.
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The following table summarizes the estimated future contractual obligations for our related-party debt as of December 31, 2022 (in thousands):

	Principal Payments		Interest Payments (1)
	Convertible Notes	Non-convertible Notes	Convertible Notes	Non-convertible Notes	Total

2023	$—	$475,000	$2,400	$59,622	$537,022
2024	—	—	2,407	—	2,407
2025	233,226	—	61,050	—	294,276
Total principal and estimated interest due on related-party debt	$233,226	$475,000	$65,857	$59,622	$833,705
_______________
(1)Interest payments on our fixed-rate convertible notes are calculated based on contractual interest rates and scheduled maturity dates. Interest payments on our variable-rate notes are calculated based on Term SOFR plus the contractual spread per the loan agreements. The rate on our variable-rate notes as of December 31, 2022 was 12.59%.
$30.0 million Variable-Rate Convertible Promissory Note
On March 31, 2023, the company executed a $30.0 million promissory note with Nant Capital. This note bears interest at Term SOFR plus 8.0% per annum. The accrued interest on this note shall be payable quarterly on the last business day of March, June, September and December, commencing on June 30, 2023. The outstanding principal amount and any accrued and unpaid interest are due on the earlier of (i) December 31, 2023 or (ii) upon the occurrence and during the continuance of an Event of Default (as defined in the note). We may prepay the outstanding principal amount, together with any accrued interest, at any time, in whole or in part, without premium or penalty, upon five (5) days written notice to the lender. The note is convertible at the lender’s option following the date that is the trading day immediately prior to the opening of the company’s next open trading window as determined by the Board in accordance with the company’s Insider Trading Policy (the Conversion Price Date), in whole but not in part, into common stock of the company, at a conversion price in accordance with the following formula: equal to the greater of (i) the Nasdaq Official Closing Price and (ii) the consolidated closing bid price of the company’s common stock on the Conversion Price Date.
The company received net proceeds of $29.9 million from this financing, net of a $0.1 million origination fee (0.5%) paid to the lender, which we intend to use, together with other available funds, to progress our pre-commercialization efforts and clinical development programs, fund other research and development activities, for capital expenditures, and for other general corporate purposes. We may also use a portion of the net proceeds to license intellectual property or to make acquisitions or investments.
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Other Related-Party Agreements and Arrangements
All references to consolidated financial statements in this section relate to the audited consolidated financial statements of ImmunityBio, Inc. and subsidiaries that appear in Part II, Item 8. “Financial Statements and Supplementary Data” of our Annual Report for the fiscal year ended December 31, 2022 filed with the SEC on March 1, 2023.
We conduct business with several affiliates under written agreements and informal arrangements. Below is a summary of outstanding balances and a description of significant relationships (in thousands):

	As of December 31,
	2022	2021

Due from related party–NantBio, Inc.	$1,294	$1,294
Due from related party–Brink Biologics	271	—
Due from related parties–Various	325	39
Total due from related parties	$1,890	$1,333

Due to related party–Duley Road, LLC	$1,431	$1,380
Due to related party–NantWorks	986	1,113
Due to related party–NantBio, Inc.	943	943
Due to related party–Immuno-Oncology Clinic, Inc.	109	507
Total due to related parties	$3,469	$3,943
Our Executive Chairman, Global Chief Scientific and Medical Officer, and principal stockholder founded and has a controlling interest in NantWorks, which is a collection of companies in the healthcare and technology space. As described below, we have entered into arrangements with NantWorks and certain affiliates of NantWorks, including NantBio, Inc., Duley Road, LLC, and 605 Nash, LLC. Affiliates of NantWorks are also affiliates of the company due to the common control by and/or common ownership interest of our Executive Chairman, Global Chief Scientific and Medical Officer, and principal stockholder.
NantWorks
Shared Services Agreement
Under the amended and restated shared services agreement with NantWorks dated as of June 2016, but effective as of August 2015, NantWorks, a related party, provides corporate, general and administrative, certain research and development, and other support services. We are charged for the services at cost plus reasonable allocations of employee benefits, facilities and other direct or fairly allocated indirect costs that relate to the employees providing the services. For the fiscal years ended December 31, 2022 and 2021, we recorded $3.8 million and $4.4 million, respectively, in selling, general and administrative expense, and $0.9 million and $0.4 million, respectively, of expense reimbursements under this arrangement in research and development expense, on the consolidated statements of operations. These amounts exclude certain general and administrative expenses provided by third-party vendors directly for our benefit, which were reimbursed to NantWorks based on those vendors’ invoiced amounts without markup by NantWorks.
As of December 31, 2022 and 2021, we owed NantWorks net amounts of $1.0 million and $1.1 million, respectively, for all agreements between the two affiliates, which are included in due to related parties, on the consolidated balance sheets. We also recorded $2.0 million and $2.2 million of prepaid expenses for services that have been passed through to the company from NantWorks as of December 31, 2022 and 2021, respectively, which are included in prepaid expenses and other current assets, on the consolidated balance sheets.
Facility License Agreement
In November 2015, we entered into a facility license agreement with NantWorks for approximately 9,500 rentable square feet of office space in Culver City, California, which was converted to a research and development laboratory and a current Good Manufacturing Practice (cGMP) manufacturing facility. The initial license was effective from May 2015 through December 2020. The base rent for the initial lease term was $47,000 per month, with annual increases of 3% beginning in January 2017. In September 2020, we amended this agreement to extend the term of this lease through December 31, 2021. Commencing January 1, 2022, the license fee increased by 3% to approximately $56,120 per month.
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On May 6, 2022, we amended our facility license agreement with NantWorks to expand the licensed premises by 36,830 rentable square feet to an aggregate total of 46,330 rentable square feet. Effective May 1, 2022, the license fee is approximately $273,700 per month, which is subject to a 3% increase commencing on January 1 of each year. The space continues to be rented on a month-to-month basis, which can be terminated by either party with at least 30 days’ prior written notice to the other party. License fee expense for this facility totaling $2.4 million and $0.7 million for the fiscal years ended December 31, 2022 and 2021, respectively, was recorded in research and development expense, on the consolidated statements of operations.
Immuno-Oncology Clinic, Inc.
We entered into multiple agreements with Immuno-Oncology Clinic, Inc. (the Clinic) to conduct clinical trials related to certain of our product candidates. The Clinic is a related party as it is owned by an officer of the company and NantWorks manages the administrative operations of the Clinic. Pursuant to the terms of the Clinic agreement (as amended), we made payments totaling $5.6 million in consideration of future services to be performed by the Clinic.
In 2021, we completed a review of alternative structures that could support our more complex clinical trial requirements and made a decision to explore a potential transition of clinical trials at the Clinic to a new structure (including contracting with a new, non-affiliated professional corporation) to be determined and agreed upon by all parties. Based on this decision to explore a potential transition, we determined that it was more likely than not that the previously recorded prepaid asset would not result in the collection of fees for services performed by the Clinic as contemplated in the original agreements. As a result, we wrote down the remaining value of our prepaid asset and recorded approximately $4.4 million in research and development expense, on the consolidated statement of operations for the fiscal year ended December 31, 2021.
For the fiscal years ended December 31, 2022 and 2021, we incurred $2.4 million and $1.6 million in research and development expense, on the consolidated statements of operations related to the Clinic agreement. As of December 31, 2022 and 2021, we owed the Clinic $0.1 million and $0.5 million, respectively, for services excluded from the Clinic agreement.
Brink Biologics, Inc.
In 2015, we entered into an agreement with Brink Biologics, Inc. (Brink) whereby we granted to Brink worldwide exclusive licenses to use of certain cell lines and intellectual property for non-clinical laboratory testing. Brink is a related party as our Executive Chairman, Global Chief Scientific and Medical Officer, and principal stockholder, and our Chief Corporate Affairs Officer and member of the Board, collectively own more than 50% of Brink’s outstanding shares. We recognized revenue of an immaterial amount and $0.4 million for the fiscal years ended December 31, 2022 and 2021, respectively, related to this license.
NantBio, Inc.
In August 2018, we entered into a supply agreement with NantCancerStemCell, LLC (NCSC), a 60% owned subsidiary of NantBio (with the other 40% owned by Sorrento Therapeutics, Inc.) Under this agreement, we agreed to supply VivaBioCell, S.p.A.’s proprietary GMP-in-a-Box bioreactors and related consumables, made according to specifications mutually agreed to with both companies. The agreement has an initial term of five years and renews automatically for successive one-year terms unless terminated by either party in the event of material default upon prior written notice of such default and the failure of the defaulting party to remedy the default within 30 days of the delivery of such notice, or upon 90 days’ prior written notice by NCSC. We recognized no revenue for the fiscal year ended December 31, 2022 and $0.3 million of revenue for the fiscal year ended December 31, 2021. We recorded $0.1 million and $0.1 million of deferred revenue for bioreactors that were delivered but not installed as of December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, we recorded $0.9 million in due to related parties, on the consolidated balance sheets related to this agreement.
In 2018, we entered into a shared service agreement pursuant to which we are charged for services at cost, without mark-up or profit by NantBio, but including reasonable allocations of employee benefits related to the employees providing the services. In April 2019, we agreed with NantBio to transfer certain NantBio employees and associated research and development projects to the company. After the transfer, we settled certain employee bonuses and benefits that were accrued by NantBio for 2018. As of December 31, 2022 and 2021, we recorded a net receivable from NantBio of $1.3 million, which included $1.0 million for employee bonuses and $0.3 million for vendor costs we paid on behalf of NantBio.
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605 Doug St, LLC
In September 2016, we entered into a lease agreement with 605 Doug St, LLC, an entity owned by our Executive Chairman and Global Chief Scientific and Medical Officer, for approximately 24,250 rentable square feet in El Segundo, California, which has been converted to a research and development laboratory and a cGMP manufacturing facility. The lease runs from July 2016 through July 2023. We have the option to extend the lease for one additional three-year term through July 2026. The base rent is approximately $72,385 per month, with annual increases of 3% that began in July 2017. Lease expense for this facility totaling $0.9 million for the fiscal years ended December 31, 2022 and 2021, respectively, was recorded in research and development expense, on the consolidated statements of operations.
Duley Road, LLC
In February 2017, Altor BioScience Corporation (succeeded by our wholly-owned subsidiary Altor BioScience, LLC), through its wholly-owned subsidiary, entered into a lease agreement with Duley Road, a related party that is indirectly controlled by our Executive Chairman and Global Chief Scientific and Medical Officer, for approximately 11,980 rentable square feet of office and cGMP manufacturing facility space in El Segundo, California. The lease term is from February 2017 through October 2024. We have the option to extend the initial term for two consecutive five-year periods through October 2034. The base rent is approximately $40,700 per month, with annual increases of 3% that began in November 2018.
Effective in January 2019, we entered into two lease agreements with Duley Road for a second building located in El Segundo, California. The first lease is for the first floor of the building with approximately 5,650 rentable square feet. The lease has a seven-year term commencing in September 2019. The second lease is for the second floor of the building with approximately 6,488 rentable square feet. The lease has a seven-year term commencing in July 2019. Both floors of the building are used for research and development and office space. We have options to extend the initial terms of both leases for two consecutive five-year periods through 2036. The base rent for the two leases is approximately $35,800 per month that increases at a rate of 3% per year.
As of December 31, 2022 and 2021, we recorded $0.9 million and $0.9 million of leasehold improvement payables, respectively, and $0.6 million and $0.5 million of lease-related payables to Duley Road, which were included in due to related parties, on the consolidated balance sheets. For the fiscal years ended December 31, 2022 and 2021, we recorded $0.8 million and $1.0 million of rent expense for the two leases, respectively, which was included in research and development expense, on the consolidated statements of operations.
605 Nash, LLC
In February 2021, but effective on January 1, 2021, we entered into a lease agreement with 605 Nash, a related party, whereby we leased approximately 6,883 rentable square feet (the Initial Premises) in a two story mixed use building containing approximately 64,643 rentable square feet on 605-607 Nash Street in El Segundo, California. This facility is used primarily for pharmaceutical development and manufacturing purposes. The lease term commenced in January 2021 and expires in December 2027, and includes an option to extend the lease for one three-year term through December 2030. The base rent is approximately $20,300 per month with an annual increase of 3% on January 1 of each year during the lease term. In addition, under the agreement, we are required to pay our share of estimated property taxes and operating expenses. We received a rent abatement for the first seven months. The lease also provides a tenant improvement incentive of $0.3 million for costs and expenses associated with the construction of tenant improvements for the Initial Premises.
In May 2021, but effective on April 1, 2021, we entered into an amendment to our Initial Premises lease with 605 Nash. The amendment expanded the leased square feet by approximately 57,760 rentable square feet (the Expansion Premises). The lease term of the Expansion Premises commenced in April 2021 and expires in March 2028, whereby the company has the option to extend the initial term for three years. Per the terms of the amendment, the term of the Initial Premises lease was extended for an additional three months and now expires in March 2031. Base rent for the Expansion Premises is approximately $170,400 per month with annual increases of 3% on April 1 of each year. We are responsible for the build out of the facility space and associated costs. The amended lease provides for a rent abatement for the first seven months, and for a tenant improvement allowance of approximately $2.6 million for costs and expenses related to improvements made by us to the Expansion Premises.
We recorded rent expense for the Initial and Expansion Premises leases totaling $2.2 million and $1.7 million for the fiscal years ended December 31, 2022 and 2021, respectively, in research and development expense, on the consolidated statements of operations.
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557 Doug St, LLC
On September 27, 2021, we entered into a Membership Interest Purchase Agreement with Nant Capital (the Purchase Agreement). Nant Capital is a related party controlled by Dr. Soon-Shiong. The Purchase Agreement transferred all outstanding membership interests in 557 Doug St, LLC from the company to Nant Capital. The only asset owned by 557 Doug St, LLC is the improved property located at 557 South Douglas Street, El Segundo, California with a building area of approximately 36,434 rentable square feet (the Douglas Property).
The purchase price under the Purchase Agreement was $22.0 million, and after the offset prorated property taxes of $0.1 million, the net proceeds from the sale were $21.9 million. An independent appraisal of the Douglas Property (the Appraisal) assigned the Douglas Property a value of $22.0 million. The net carrying value of the property was $20.5 million as of the closing date. We accounted for the transfer as a sale of an asset to an entity under common control, recorded the transfer at book value and recognized the excess of net consideration over carrying book value of $1.4 million as a capital contribution received from Nant Capital in additional paid-in capital, on the consolidated statement of stockholders’ deficit for the fiscal year ended December 31, 2021.
In September 2021, we entered into a lease agreement with Nant Capital under which we leased back 557 South Douglas Street for an initial lease term of seven years, which commenced on September 27, 2021. The monthly base rent under the lease is approximately $81,976 per month with an annual increase of 3% on October 1 of each year beginning in 2022 during the initial term and, if applicable, during the option term. For the first two years under the lease we will not be charged rent; we will begin paying rent on October 1, 2023 at the current monthly base rent. We prepaid the first month rent and security deposit totaling $0.2 million upon the execution of the lease. We have an option to extend the lease for two additional seven-year periods when the prior term expires. The lease is classified as an operating lease. For the fiscal year ended December 31, 2021, we recorded $0.3 million of rent expense for the lease, which was included in research and development expense, on the consolidated statement of operations.
Effective May 31, 2022, we executed a lease termination agreement with Nant Capital under which we received a full refund of the first month’s rent and security deposit totaling $0.2 million that we paid upon execution of the lease. We recorded year-to-date rent expense of $0.4 million prior to the termination of the lease, in research and development expense, on the consolidated statement of operations. We recognized a gain of $0.6 million on the disposal of this lease for the fiscal year ended December 31, 2022 in other income, net, on the consolidated statement of operations.
420 Nash, LLC
On September 27, 2021, we entered into a lease agreement with 420 Nash, LLC, a related party, whereby we leased an approximately 19,125 rentable square foot property located at 420 Nash Street, El Segundo, California, to be used primarily for the warehousing and storage of drug manufacturing supplies, products and equipment and ancillary office space.
Under the terms of the lease agreement, the lease term began on October 1, 2021 and expires on September 30, 2026. The base rent is approximately $38,250 per month with an annual increase of 3% on October 1 of each year beginning in 2022 during the initial term. The company is responsible for the payment of real property taxes, repairs and maintenance, improvements, insurance and operating expenses during the term of the lease. We received a rent abatement for the first month of the lease, and a one-time improvement allowance of $15,000 from the landlord that was credited against base rent obligations for the second month of the lease.
The company has options to extend the lease term for two additional consecutive periods of five years each. At the beginning of each option term, the initial monthly base rent will be adjusted to market rent (as defined in the lease agreement) with an annual increase of 3% during the option term. For the fiscal years ended December 31, 2022 and 2021, we recorded $0.5 million and $0.1 million of rent expense for the lease, respectively, which was included in research and development expense, on the consolidated statements of operations.
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23 Alaska, LLC
On May 6, 2022, we entered into a lease agreement with 23 Alaska, LLC, a related party, for a 47,265 rentable square foot facility located at 2335 Alaska Ave., El Segundo, California, to be used primarily for pharmaceutical development and manufacturing, research and development, and office space.
Under the terms of the agreement, the lease term begins on May 1, 2022 and expires on April 30, 2027. The base rent is approximately $139,400 per month with an annual increase of 3% on May 1 of each year beginning in 2023 during the initial term. We received a rent abatement for the second through sixth month of the lease. We are also required to pay $7,600 per month for parking during the initial term and extension term, if exercised. The company is responsible for the payment of real property taxes, repairs and maintenance, improvements, insurance, and operating expenses during the term of the lease.
The company is responsible for the costs associated with the build-out of the premises and will received a one-time tenant improvement allowance of approximately $0.9 million from the landlord. As of December 31, 2022, we re-evaluated the plan of the future development of the facility and deemed it unlikely to claim any of the allowance during the reimbursement time frame. As such, we wrote off the entire allowance receivable of $0.9 million during the fiscal year ended December 31, 2022.
The company has an option to extend the lease term for one additional consecutive five-year period. At the beginning of the option term, the initial monthly base rent will be adjusted to market rent (as defined in the lease agreement) with an annual increase of 3% during the option term. We recorded $1.2 million of rent expense for this lease for the fiscal year ended December 31, 2022 in research and development expense, on the consolidated statement of operations.

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Policies for Approval of Related-Party Transactions
We have adopted a written Related Party Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of related-party transactions. For purposes of our policy only, a “related-party transaction” is a past, present, or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) which we and any “related person” are participants, the amount involved exceeds $120,000, and in which a related person had, has, or will have a direct or indirect material interest. Various transactions are not covered by this policy, including transactions involving compensation for services provided to us as an employee or director. A “related party,” includes any executive officer, director or nominee to become director, and any holder of more than 5% of our common stock, including any immediate family members of such persons. Any related-party transaction may only be consummated if approved by the Related Party Transaction Committee in accordance with the policy guidelines set forth below.
Under the policy, where a transaction has been identified as a related-party transaction, management must present information regarding the proposed related-party transaction to the Related Party Transaction Committee for review and approval during a committee meeting. In considering related-party transactions, the Related Party Transaction Committee takes into account the relevant available facts and circumstances including, but not limited to whether the terms of such transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
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Other Matters

Stockholder Proposals for the 2024 Annual Meeting
Proposals Pursuant to Rule 14a-8. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2024 annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary at our principal executive offices so that they are received no later than the close of business (5:30 p.m. Pacific Time) on December 30, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.
Director Nominations Pursuant to our Bylaws. It is the policy of the Governance Committee to consider recommendations for candidates to the Board from stockholders holding no less than 1% of the outstanding shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation or nomination.
A stockholder that wishes to recommend a candidate for consideration by the Governance Committee as a potential candidate for director must direct the recommendation in writing to our Corporate Secretary at our principal executive offices, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of the company’s common stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our common stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. The Governance Committee will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.
Advance Notice Procedures for 2024 Annual Meeting. In order to be brought before our 2024 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2024 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our Corporate Secretary at our principal executive offices not less than 45 days and not more than 75 days before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any written notice given by a stockholder pursuant to these provisions of our amended and restated bylaws must be received by our Corporate Secretary at our principal executive offices:
•not earlier than February 13, 2024 and
•not later than March 14, 2024.
In the event that we hold our 2024 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2023 Annual Meeting, then such written notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to such annual meeting, or
•the 10th day following the day on which public announcement of the date of such meeting is first made.
To be in proper written form, a stockholder’s notice and/or proposals must include the specified information concerning the proposal or nominee as described in our amended and restated bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Notices and/or proposals should be addressed to our Corporate Secretary at our principal executive offices.
In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than 60 calendar days prior to the anniversary date of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, the Corporate Secretary must receive notice under SEC Rule 14a-19 no later than April 14, 2024. Please note that the notice requirement under SEC Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our bylaws described above.
ImmunityBio, Inc.    | 50 |    2023 Proxy Statement

Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing the company’s filings on the SEC’s website at sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Code of Global Business Conduct and Ethics
The Board has adopted a written Code of Global Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and agents and representatives, including consultants. A copy of the Code of Global Business Conduct and Ethics is available on our website, ir.immunitybio.com under “Corporate Governance.” If we make any substantive amendments to, or grant any waivers from, the Code of Global Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, during the fiscal year ended December 31, 2022 Dr. Soon-Shiong, our Executive Chairman, Global Chief Scientific and Medical Officer, and beneficial owner of more than ten percent of our common stock, filed one delinquent report on Form 4 on November 8, 2022 related to the amendment and restatement of fixed-rate promissory notes to include a conversion feature that gives each lender the right, at any time, at its sole option, to convert the entire outstanding principal amount and accrued and unpaid interest due under each note at the time of conversion into shares of the company’s common stock at a price of $5.67 per share. Additionally, Gen. Clark, a director, filed one delinquent report on Form 3/A on March 1, 2023 to report 1,000 shares of the company’s common stock owned by him prior to his joining the Board in March 2021. In each case, the late filings were made as a result of administrative error.

Householding of Proxy Materials
Beneficial owners of common stock who share a single address will receive only one copy of the Notice of Internet Availability of Proxy Materials or the proxy materials, as the case may be, unless their broker, bank, or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial stockholder(s) sharing a single address wish to discontinue householding and receive a separate copy of the Notice of Internet Availability of Proxy Materials or the proxy materials, we will have a separate copy promptly delivered to them upon their written or oral request. To make the request, they may contact Broadridge, either by calling 866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and including their name, the name of their broker, or other nominee, and their account number(s). Beneficial owners may also contact Broadridge if they received multiple copies of the proxy materials and prefer to receive a single copy in the future.
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No Incorporation by Reference
This report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the company under the Securities Act, except to the extent the company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference.
We maintain a website at ir.immunitybio.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
**********
We know of no other matters to be submitted at the 2023 Annual Meeting. If any other matters properly come before the 2023 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

The Board of Directors

San Diego, California
April 28, 2023
ImmunityBio, Inc.    | 52 |    2023 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 12, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IBRX2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 12, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V08427-P92603 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IMMUNITYBIO, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Patrick Soon-Shiong, M.D.	☐	☐
1b. Cheryl L. Cohen	☐	☐
1c. Richard Adcock	☐	☐
1d. Michael D. Blaszyk	☐	☐
1e. John Owen Brennan	☐	☐
1f. Wesley Clark	☐	☐
1g. Linda Maxwell, M.D.	☐	☐
1h. Christobel Selecky	☐	☐
1i. Barry J. Simon, M.D.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2022 Annual Report are available at www.proxyvote.com.

V08428-P92603

IMMUNITYBIO, INC.
Annual Meeting Of Stockholders
June 13, 2023 9:30 A.M., Pacific Time
This Proxy Is Solicited On Behalf Of The Board Of Directors

We have designated each of Richard Adcock, our Chief Executive Officer and President, Jason Liljestrom, our General Counsel and Corporate Secretary, and David Sachs, our Chief Financial Officer, to serve as proxies for the Annual Meeting, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of IMMUNITYBIO, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 A.M., Pacific Time, on Tuesday, June 13, 2023, virtually at www.virtualshareholdermeeting.com/IBRX2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side